                                                               EXHIBIT 10.3.4 TO
                                                                  FUND 14-A 10-K


                           ASSET PURCHASE AGREEMENT

                            DATED:  MARCH 12, 1997


                                    BETWEEN


                        TRIAX MIDWEST ASSOCIATES, L.P.


                                      AND


                           CABLE TV FUND 14-A, LTD.

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
                    .......................................................
RECITALS...................................................................  1

   Section 1.    Purchase and Sale of Assets...............................  1
          1.1.   Conveyance of Assets......................................  1
          1.2.   Excluded Assets...........................................  3

   Section 2.    Purchase Price and Method of Payment......................  4
          2.1.   Purchase Price............................................  4
          2.2.   Deposit...................................................  5
          2.3.   Method of Payment.........................................  5
          2.4.   Definitions; Adjustments..................................  5
          2.5.   Limited Assumption of Liabilities......................... 10

   Section 3.    Representations, Warranties, Covenants and Seller
                 Agreements of............................................. 10
          3.1.   Organization, Qualification and Authority................. 11
          3.2.   Due Authorization......................................... 11
          3.3.   No Conflicts.............................................. 11
          3.4.   Financial Statements...................................... 12
          3.5.   Regulatory Licenses and Filings........................... 13
          3.6.   Franchises and Other Authorities.......................... 14
          3.7.   Status of the Systems..................................... 15
          3.8.   Legality of Signals Carried; Compliance with
                 Applicable Laws........................................... 17
          3.9.   Real Property and Leases.................................. 19
          3.10.  Personal Property......................................... 19
          3.11.  Contracts................................................. 20
          3.12.  Employee Agreements and Benefits; Labor Matters........... 20
          3.13.  ERISA..................................................... 21
          3.14.  Access Agreements......................................... 22
          3.15.  Bonds, Insurance and Letters of Credit.................... 22
          3.16.  Litigation................................................ 22
          3.17.  Intellectual Property..................................... 23
          3.18.  Payment of Taxes.......................................... 23
          3.19.  Seller's Accounts and Promotions.......................... 23
          3.20.  Environmental Compliance.................................. 24
          3.21.  Continuation of Business.................................. 24
          3.22.  Approvals and Consents.................................... 24
          3.23.  Other Financial Interests................................. 25
          3.24.  Complete Disclosure....................................... 25


                                                                            Page
                                                                            ----
   Section 4.   Representations, Warranties, Covenants and Agreements of
                Buyer........................................................ 25
          4.1.  Organization and Authority of Buyer.......................... 25
          4.2.  Due Authorization by Buyer................................... 25
          4.3.  No Conflicts................................................. 26
          4.4.  Litigation................................................... 26
          4.5.  Complete Disclosure.......................................... 26

   Section 5.   Covenants and Further Agreements............................. 26
          5.1.  Application for Assignment of Franchises and Licenses........ 26
          5.2.  Information; Consultation; Confidentiality................... 27
          5.3.  Period Pending Closing....................................... 28
          5.4.  Cooperation.................................................. 29
          5.5.  Expenses..................................................... 29
          5.6.  Brokerage.................................................... 30
          5.7.  Reliance Upon and Survival of Representations and
                Warranties................................................... 30
          5.8.  Further Assurances........................................... 30
          5.9.  Indemnification.............................................. 31
          5.10. No Negotiation............................................... 33
          5.11. Special Covenants of Seller.................................. 33
          5.12. Employees.................................................... 33

   Section 6.   Conditions Precedent to the Obligation of Buyer
                to Close..................................................... 34
          6.1.  Truth of Representations and Warranties...................... 34
          6.3.  Consents of Third Parties.................................... 34
          6.4.  Opinion of Seller's Counsel.................................. 35
          6.5.  Opinion of FCC and Copyright Counsel......................... 35
          6.6.  No Adverse Change............................................ 35
          6.7.  Inventories.................................................. 35
          6.8.  No Litigation................................................ 35
          6.9.  HSR Act Compliance........................................... 35
          6.10. Deliveries................................................... 35

   Section 7.   Conditions Precedent to the Obligation of Seller
                to Close..................................................... 36
          7.1.  Truth of Representations and Warranties...................... 36
          7.2.  Performance of Agreements.................................... 36
          7.3.  Opinion of Counsel for Buyer................................. 36
          7.4.  Consents of Third Parties.................................... 36


                               TABLE OF CONTENTS
                                    (Cont.)

                 7.5.  No Adverse Change.................................. 36
                 7.6.  No Litigation...................................... 36
                 7.7.  HSR Act Compliance................................. 36
                 7.8.  Deliveries......................................... 36
                 7.9.  Subscriber Adjustment Amount and Revenue Adjustment
                       Amount............................................. 36

          Section 8.   The Closing........................................ 37
                 8.1.  Time and Place..................................... 37
                 8.2.  Deliveries by Seller............................... 37
                 8.3.  Deliveries by Buyer................................ 37
                 8.4.  Other Action....................................... 38

          Section 9.   Allocation of Purchase Price....................... 38

         Section 10.   Termination........................................ 38
                10.1.  Termination Events................................. 38
                10.2.  Effect of Termination.............................. 39

         Section 11.   Casualty Losses.................................... 40

         Section 12.   Non-competition.................................... 40

         Section 13.   Notices............................................ 41

         Section 14.   Parties in Interest................................ 42

         Section 15.   Entire Agreement................................... 42

         Section 16.   Governing Law...................................... 42

         Section 17.   Counterparts....................................... 42

         Section 18.   Descriptive Headings............................... 42

         Section 19.   Definitions........................................ 42

                         LIST OF SCHEDULES AND EXHIBITS
Schedules
0.1       Systems of Seller
1.1(a)    Machinery, Equipment, etc.
1.1(b)    Governmental Authorizations
1.1(c)    Franchise Authorizations
1.1(d)    Access Agreements, etc.
1.1(f)    Leases of Real and Personal Property
1.1(g)    Owned Real Property
1.1(i)    Other Agreements
1.2(h)    Excluded Assets
2.4(a)(i) Standard Basic Rates
2.4(a)    Spring Subscribers
3.3       Non Conflicts
3.4(c)    Contingent Obligations
3.5(a)    Exceptions to Regulatory Compliance
3.5(b)    Legal or Governmental Actions and Proceedings
3.6       Compliance; Absence of Defaults
3.7(a)    Combined Basic and Tier Rates
3.7(b)    Cable Services and Rates
3.7(c)    Channel Capacity; Matters Affecting or Relating to Channels
3.7(d)    Exceptions to Compliance; Complaints
3.7(j)    Information Regarding Certifications or Complaints
3.7(k)    Information Regarding Rates and Refunds
3.8(a)    Information Regarding Signals Carried
3.8(b)    Exceptions Regarding Conduct of Business
3.9(c)    Exceptions Regarding Real Property
3.12      Employees, Employment Agreements, etc.
3.13      ERISA
3.15      Insurance, Bonds and Letters of Credit
3.16      Litigation
3.18      Tax Matters
3.19(a)   Billing Practices
3.19(b)   Subscription and Converter Deposit Agreements
3.19(c)   Billing and Collection Terms
3.19(d)   Concessions; Promotions
3.19(e)   Barter/Trade Out Agreements
3.20      Environmental Disclosure Schedule
3.22      Required Notices and Consents
3.23      Other Financial Interests
6.3       Required Consents
9         Allocation of Purchase Price
19        Definitions

Exhibits

Exhibit A     Form of Assumption Agreement
Exhibit B     Form of Indemnity Escrow Agreement
Exhibit C     Form of Certificate
Exhibit D     Form of Franchise Consent
Exhibit E     Form of Third Party Consent
Exhibit F     Form of Opinion of Seller's Counsel
Exhibit G     Form of Opinion of FCC Counsel
Exhibit H     Form of Opinion of Buyer's Counsel
Exhibit I     Form of Non-Competition Agreement

                       ASSET PURCHASE AGREEMENT Between
                      TRIAX MIDWEST ASSOCIATES, L.P. and
                           CABLE TV FUND 14-A, LTD.


     THIS ASSET PURCHASE AGREEMENT, effective as of the 12th day of March, 1997 is entered into by TRIAX MIDWEST ASSOCIATES, L.P., a Missouri limited partnership ("Buyer"), and CABLE TV FUND 14-A, LTD., a Colorado limited partnership ("Seller").

R E C I T A L S:
- - - - - - - -

     Seller is franchised or otherwise authorized by law to operate community antenna television systems and to distribute, and does operate and distribute, audio and video signals by coaxial and/or fiber optic cable in and around the communities and other geographic areas set forth in Schedule 0.1 (the
                                                    ------------
"Systems").

     Buyer desires to acquire the Systems and all the assets used or held for use in the operation of the Systems from Seller (except the Excluded Assets, as defined in Section 1.2).

     Seller desires to sell, transfer and assign the Systems and the assets used in the Systems to Buyer.

     THEREFORE, in consideration of the covenants and agreements and in reliance on the representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


Section 1.  Purchase and Sale of Assets.
---------   ---------------------------

     1.1.  Conveyance of Assets.  At the Closing (as defined in Section 8.1),
           --------------------
Seller will sell, transfer, assign and convey to Buyer, by instruments of conveyance in the forms reasonably acceptable to Buyer, at Seller's expense (except as otherwise expressly provided herein), good, valid and marketable title to all of the assets (tangible and intangible, real, personal and mixed) comprising the Systems which are owned, used or held for use by Seller primarily in connection with the operation of the Systems (the "Transferred Assets"), except for the Excluded Assets (as defined in Section 1.2), free and clear of all defaults, liens, encumbrances, security interests and pledges, and all adverse claims, charges, restrictions and title impediments (other than (i) liens for taxes not yet due and payable and liens for taxes the payment of which is being contested or the time for doing so has not yet expired, and for which adequate reserves have been provided; (ii) zoning laws and ordinances and similar legal requirements; (iii) rights reserved to any governmental authority to regulate the affected property; and (iv) as to Real Property (as defined in Section 3.9(c)) interests, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title which are reflected in the public records and which do not individually or in the aggregate materially interfere with the right or ability to own, use or operate the Real Property or to convey good, marketable and indefeasible title to such Real Property (collectively, "Permitted Liens"); provided that classification of any item as a Permitted Lien will not affect any liability Seller may have for such item, including pursuant to any indemnity obligation under this Agreement); all of the above with such warranties of title and full substitution and subrogation to all rights and actions of warranty against all preceding owners to the fullest extent that such warranties are transferable. The Transferred Assets shall include (not by way of limitation) the following:

          (a) All of the tangible assets owned, used or held for use by Seller in connection with the ownership or operation of the Systems, including, but not by way of limitation, all physical plant and equipment, machinery, electronic devices, trunk and distribution cable, conduit, vaults and pedestals, grounding and pole hardware, head-end equipment, microwave transmission and reception sites and related equipment, installed subscribers' devices (including, without limitation, drop lines, encoders, transformers and terminals for television sets and fittings), local origination equipment, all inventories of materials and supplies, and all spare parts, equipment (including, but not limited to, all receiving, transmission and related equipment), converters, other signal control devices, house-drop inventory, tools, vehicles, real property, personal property and other assets, including (but not by way of limitation) the items listed in Schedule 1.1(a);
                     ---------------

          (b) The licenses, authorizations, registrations and permits from the Federal Communications Commission (the "FCC") and the Federal Aviation Administration (the "FAA") required for the operation of the Systems (the "FCC Licenses", and the "FAA Licenses", respectively), copyright licenses and registrations, and all other governmental permits, consents, licenses, authorizations, registrations and certificates which relate to the ownership or operation of the Systems, including, but not limited to, all community antenna relay services, business radio, earth station and other licenses (collectively, the "Governmental Authorizations"), each of which Seller has listed in Schedule 1.1(b);
                          ---------------

          (c) The franchises and similar grants of governmental authority (collectively, the "Franchises") which relate to the ownership or operation of the Systems, each of which Seller has listed in Schedule 1.1(c);
                                                        ---------------

          (d) The pole attachment agreements, easements, public and private rights-of-way, permits for crossings over or under highways, railroads or other property, and similar grants of authority which relate to the ownership or operation of the Systems (collectively, the "Access Agreements"), each of which Seller has listed in Schedule 1.1(d);
                                                      ---------------

          (e) All instruments of title, rights or claims of Seller under any warranty, business records, customer lists, files, books, records, maps and engineering data, blue prints, schematics, drawings, diagrams, surveys, engineering and technical data, annual FCC proof of performance tests, and all documents and logs relating to the Transferred

     Assets or the construction and operation of the Systems, including, but not limited to, all subscriber complaint files, and other records maintained pursuant to the Franchises or applicable law;

          (f) The leases of real and personal property used in connection with, or which relate to the ownership or operation of the Systems (collectively, the "Leases"), each of which Seller has listed in Schedule 1.1(f);
                                                       ---------------

          (g) The real property interests owned or held by Seller which relate to the ownership or operation of the Systems, including all improvements thereon and rights related thereto, such as towers, fixtures, easements, rights-of-way and other interests therein, each of which Seller has listed in Schedule 1.1(g), together with a legal description of all owned real
        ---------------
     property;

          (h) All accounts receivable of Seller from customers of the Systems or otherwise related to the Systems or the Transferred Assets existing and uncollected as of the Closing (the "Closing Accounts Receivable");

          (i) All customer subscription agreements, contracts, agreements, commitments and other arrangements of Seller to provide television signal in connection with the operation of the Systems (including, but not limited to, agreements with trailer parks, apartments, condominiums, commercial users and other multiple dwelling users), all agreements to broadcast advertising and all other contracts applicable to the operation of the Systems (collectively, the "Other Agreements"), each of which Seller has listed in Schedule 1.1(i), and a true and correct copy of each written form
               ---------------
     of which has been delivered to Buyer by Seller, Seller having included in

     Schedule 1.1(i) a description of each such agreement which is not in
     ---------------
     written form; and

          (j) All subscriber deposits (including converter deposits) and amounts collected by Seller for services, materials or equipment to be supplied from and after the Closing Date or which is refundable.

The general language of sale, transfer, assignment and conveyance of assets to Buyer contained in this Section 1.1 shall be controlling regardless of whether individual assets are described in this Section 1.1 or on any of the attached Schedules, all such assets to be transferred and conveyed to Buyer at Closing, subject to the terms and conditions of this Agreement.

     1.2.  Excluded Assets.  Notwithstanding anything herein, the following
           ---------------
assets (the "Excluded Assets") are excluded from the Transferred Assets:

          (a) Seller's cash on hand and bank deposits on the Closing Date;

          (b)  Seller's prepaid assets;

          (c) Seller's contracts other than the Assumed Contracts (as defined in Section 2.5);

          (d) Seller's partnership assets and books and records and other agreements and documents which relate to matters among Seller's partners and/or their affiliates, provided, however, that Seller shall permit Buyer to have access thereto to the extent and in the manner contemplated by this Agreement;

          (e) All of the patents, trademarks, service marks, trade names and copyrights (and all applications therefor), and rights to receive payments with respect thereto, owned or used by Seller in connection with the operation of the Systems; provided, however, that for a period of 90 days after the Closing Date, Buyer shall have the right to operate the Systems using Seller's name and all derivations of such name and related trade names, trademarks and service marks in use in connection with the Systems on the Closing Date;

          (f) All insurance policies, construction and performance bonds, letters of credits or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

          (g) Any claims, rights and interests in and to any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date; and

          (h) Those assets which are listed in Schedule 1.2(h).
                                               ---------------

Section 2.  Purchase Price and Method of Payment.
---------   ------------------------------------

      2.1.  Purchase Price.  At Closing, Buyer shall acquire and accept from
            --------------
Seller, and Seller shall transfer and convey to Buyer, the Transferred Assets, and, in consideration therefor, Buyer will:

          (a) Pay Seller the sum of Twenty Million One Hundred Thousand Dollars ($20,100,000), in the manner and subject to adjustment as provided herein (the "Cash Consideration");

          (b) Pay Seller in the manner provided herein: (i) 100% of the face amount of all bona fide Closing Accounts Receivable outstanding for thirty
     (30) days or less from the date of first billing thereof and (ii) 90% of bona fide Closing Accounts Receivable outstanding for 31 through 60 days from the date of first billing thereof; and

          (c) Assume the Assumed Obligations contemplated by Section 2.5 under the form of Assignment and Assumption Agreement attached as Exhibit A (the
                                                                 ---------
     "Assumption Agreement").

The payments made by Buyer and the obligations of Seller which are assumed by Buyer are sometimes collectively referred to herein as the "Purchase Price."

     2.2. Deposit.  Upon execution and delivery of this Agreement by Seller and
          -------
Buyer, Buyer shall deliver $500,000 (the "Deposit") to Colorado National Bank ("Escrow Agent"), to be held and applied pursuant to the terms of that certain Deposit Escrow Agreement, dated the date hereof, by and among Seller, Buyer and Escrow Agent.

     2.3. Method of Payment.  The Cash Consideration shall be paid on the
          -----------------
Closing Date in the following manner:

          (a) Escrow Agent shall wire to Seller the amount of the Deposit and all interest thereon in immediately available funds;

          (b) Buyer shall wire to Escrow Agent in immediately available funds the amount of any Reserve Account to be established under Section 2.4(c);

          (c) Buyer shall wire to Escrow Agent One Million Dollars ($1,000,000) (the "Indemnity Escrow Amount"), which will secure payment by Seller of any indemnification obligations to Buyer in accordance with the terms of an indemnity escrow agreement in substantially the form attached hereto as

     Exhibit B (the "Indemnity Escrow Agreement"); and
     ---------

          (d) Buyer shall wire to Seller Nineteen Million One Hundred Thousand Dollars ($19,100,000), (A) minus: (i) the amount of the Deposit and all interest earned thereon, and (ii) the amount of the Reserve Account, and
     (B) plus or minus, as applicable, any other adjustments made at Closing hereunder in immediately available funds (the "Closing Wire Transfer").

     For purposes of all wire transfers which are contemplated by this Agreement, Seller agrees to provide complete written wire transfer instructions to Buyer at least three (3) business days prior to the Closing Date.

     2.4. Definitions; Adjustments.
          ------------------------

          (a) For the purpose of this Agreement, the following terms shall have the meanings set forth below:

               (i) "Basic Subscriber" shall mean, as to any System and as of any
                   ------------------
          date of determination thereof, persons who pay Seller the standard monthly rates for basic cable service (whether for broadcast basic or expanded basic service) (each a "Standard Basic Rate") as set forth in

          Schedule 2.4(a)(i), each of whom has paid at least one monthly bill
          ------------------
          generated and mailed in the ordinary course of business for cable television services and one additional payment (which can include a pro rata payment in respect of a partial month's service or a full or reasonably discounted payment in respect of installation, none of whom is pending disconnection for any reason, and none of whom is delinquent in payment for such cable television services; provided, however, that those persons who are participants in the "Sprint" program described on Schedule 2.4(a) (the "Sprint Subscribers") and
                               ---------------
          who pay Seller the standard monthly rate therefor shall be deemed to be paying the standard monthly rate for cable service; and, provided further, that the parties agree that the Systems had 239 Seasonal Subscribers in 1996, none of whom shall be deemed to be a Basic Subscriber. For this purpose, a Basic Subscriber shall be delinquent if, as of the Listing Date (as hereinafter defined), such Basic Subscriber is more than fifty-nine (59) days delinquent in payment and has more than a $5.00 balance which is over two months past due (excluding amounts in dispute).

               (ii) "Equivalent Basic Subscriber Number" shall mean, as of the
                    ------------------------------------
          date of determination thereof, the sum of the aggregate number of Basic Subscribers for each System, the aggregate number of Equivalent Subscribers for each System, in each case computed as of the Listing Date, and the aggregate number of Seasonal Subscribers for each System, determined as provided in Section 2.4(a)(iv).

               (iii)  "Equivalent Subscribers" shall mean, as to any System and
                      ------------------------
          as to the date of determination thereof, the number of equivalent Basic Subscribers served by such System derived by dividing (A) the total monthly billings for sales by Seller of basic cable services to bulk and commercial accounts, by (B) the monthly standard rate charged by Seller to single family households for broadcast basic cable services and expanded basic service, where available, as of the Listing Date in such System. For purposes of the foregoing, there shall be excluded all billings to any bulk or commercial account which, as of the Listing Date, is more than two months delinquent in payment and has more than a $5.00 balance (excluding amounts in dispute).

               (iv) "Seasonal Subscribers" shall mean those subscribers who,
                    ----------------------
          during some portion of 1996, were subscribers to a "vacation plan" offered by the Systems, in which such subscribers paid $6.95 per month for cable service during months in which the subscribers did not reside at the locations to which service was being provided. For the purposes of the determination of the Equivalent Basic Subscriber Number the aggregate number of Seasonal Subscribers for the Systems shall be deemed to be 174.

               (v) "Tentative Subscribers" shall mean as to any System and as of
                   -----------------------
          the date of determination thereof, persons who have paid one payment (which can include a pro rata payment in respect of a partial month's service or a payment in respect of installation equal to at least 50% of the standard installation fees at hook-up), but have not yet paid at least one full monthly bill generated and mailed in the ordinary course of business. Tentative Subscribers shall be identified on a schedule at Closing. A Tentative Subscriber who, within sixty (60) days following Closing pays a full monthly bill generated in the ordinary course of business, shall be deemed a Basic Subscriber.

     For the purposes hereof with respect to all accounts receivable and the computation of the number of Basic Subscribers, Equivalent Subscribers, Tentative Subscribers and Seasonal Subscribers, Seller and Buyer shall credit only actual customer payments. Seller shall deliver to Buyer five
     (5) days prior to the Closing Date a written list of all cable television subscribers of Seller as of the close of business 10 days prior to the Closing Date (the "Listing Date"), separately identifying all of such subscribers meeting the definitions of Basic Subscriber, Equivalent Subscriber, Tentative Subscriber and Seasonal Subscriber hereunder (the "Pre-Closing Subscriber List").

          (b) Seller has delivered, or within 10 days after the date hereof, will deliver, to Buyer a list of all of the number of Seller's subscribers, including Basic Subscribers, Sprint Subscribers, Equivalent Subscribers, each separately identified as such. For the purposes of this Agreement, the number of Basic Subscribers, in the aggregate, shall be considered to equal the Equivalent Basic Subscriber Number. Seller represents that in 1996, it had no more than 239 Seasonal Subscribers.

          (c) Each Tentative Subscriber included on the Pre-Closing Subscriber List shall be removed from the Pre-Closing Subscriber List and placed on a Tentative Subscriber List (the "Tentative Subscriber List") on the Listing Date for the purpose of making a preliminary determination of the Equivalent Basic Subscriber Number delivered to Buyer by Seller at Closing. If and to the extent that accounts which are placed on the Tentative Subscriber List cause the Equivalent Basic Subscriber Number delivered to Buyer by Seller at Closing to fall below 15,700, Buyer shall deliver into a separate escrow account at Closing, funds (the "Reserve Account") equal to $1,280 multiplied by the difference between 15,700 and the Equivalent Basic Subscriber Number (the "Subscriber Adjustment Amount"). The amount of funds transferred to the Reserve Account shall reduce the amount of the Closing Wire Transfer as provided in Section 2.3(d). If and to the extent that Tentative Subscribers pay a full monthly bill generated in the ordinary course of business within 60 days following the Closing Date such subscribers shall be deleted from the Tentative Subscriber List and returned to the Pre-Closing Subscriber List. Upon completion of such reconciliation and agreement thereto by Seller and Buyer, but in no event later than 90 days following the Closing Date, Seller shall be paid out of the Reserve Account $1,280 per Tentative Subscriber returned to the Pre-Closing Subscriber List from the Tentative Subscriber List (subject to the Pre-Closing Subscriber List reconciliation provided for in Section 2.4(d) below), plus a pro rata share of any interest or other income earned on the Reserve Account and applicable to the amount thereof so paid to Seller. After such payment is made to Seller, all amounts remaining in the Reserve Account shall be paid to Buyer. In order to obtain payment from subscribers on the Tentative Subscriber List, Buyer shall exert such efforts as it exerts in the ordinary course of business to obtain payment from similarly situated subscribers in other cable systems it owns, but in no event shall Buyer be required to file a lawsuit (or to hire a collection agency or law firm) with respect thereto. Buyer: (i) will provide Seller a list of payments upon reconciliation of the Tentative Subscriber List, and (ii) will not grant to any subscriber on the Tentative Subscriber List a deferred payment option which would cause said subscriber not to be counted as a Basic Subscriber. It is understood that Buyer may, but will not be obligated to, provide continuing cable service to any account which is delinquent in any amount payable to Buyer.

          (d) Promptly after the expiration of 60 and not more than 90 days following the Closing Date, Seller and Buyer shall review and reconcile the Pre-Closing Subscriber List and the Tentative Subscriber List, to determine the Equivalent Basic Subscriber Number existing on the Listing Date, in accordance with the foregoing definition and as adjusted with respect to the Tentative Subscriber List under Section 2.4(c). If, as a result of such reconciliation, the Equivalent Basic Subscriber Number actually delivered to Buyer at Closing is less than 15,700, the Cash Consideration shall be reduced by an amount equal to $1,280 multiplied by the number by which the Equivalent Basic Subscriber Number is less than 15,700. Any such adjustment to the Cash Consideration shall be paid to Buyer first out of any Reserve Account created under Section 2.4(c) or, if such funds are insufficient, out of the Escrow, and Seller shall pay any remaining balance due upon demand if the Reserve Account and the Escrow are not sufficient to pay such adjustment.

          (e) The parties agree to make cash adjustments and payments between them at Closing to transfer to Buyer any converter and other subscriber deposits received or held by Seller, and any sums which Seller would have a present or future legal obligation to refund. Seller and Buyer further agree to make such cash adjustments and payments between them at Closing and as soon as practicable after the Closing Date (but not later than 90 days following the Closing) to reflect the principles that: (i) all expenses and income attributable to the Excluded Assets are for the account of Seller, (ii) all expenses and income attributable to the construction, installation, ownership or operation of the Systems prior to the Closing Date are for the account of Seller (including amounts payable for supplies, inventories and other assets acquired by Seller, which Seller shall deliver to Buyer at Closing) (the "Current Adjustment Amount"), and (iii) all expenses and income attributable to the construction, installation, ownership or operation of the Systems on and after the Closing Date are for the account of Buyer. Such adjustments shall include, but shall not be limited to, an allocation of the following between Seller and Buyer: (i) franchise, copyright, license or other fees; (ii) pole attachment fees and rentals and charges payable in respect of leasehold interests; (iii) property taxes and assessments payable in respect of any Transferred Assets; (iv) charges for utilities, microwave relay and other services furnished to or in connection with the business of operating the Systems, provided that pay television and other programming expenses will be independently incurred and paid for by Seller and Buyer before and after Closing, respectively, and will not be subject to adjustment; (v) fees payable to the FCC or other governmental authority in connection with the Systems or the ownership or operation thereof; and (vi) wages, salaries, commissions, bonuses (based on any commitment therefor or amount thereof paid for the most recent year), accrued vacation (except as otherwise provided below) and other fringe benefits (and related payroll taxes, etc.) of Seller's employees as of the Closing Date who become and continue as employees of Buyer during and beyond the 90 day period following the Closing Date (it being agreed that Seller shall be liable for all forms of compensation due to Seller's employees who do not so become and continue as Buyer's employees, except for actual wage or salary payments and directly related fringe benefits payable solely with respect to the employment of such employees by Buyer and services rendered by such employees to Buyer at the
     request of Buyer, which shall be paid by Buyer).   Seller shall make all
     payments due to its employees for services rendered by such employees prior to the Closing Date or otherwise accruing to such employees as of the Closing Date in accordance with Seller's normal payment practices, but in no event later than 30 days following the Closing Date. Nothing herein shall be deemed to require the pro-rating of any income tax or similar type of tax.

          (f) For purposes of this Agreement, the average monthly revenue per subscriber paid to Seller by the Basic Subscribers for the last three (3) complete calendar months prior to Closing shall be computed by dividing (i) the average monthly total revenue from operations of the Systems for the last three (3) complete calendar months prior to Closing, computed on the accrual basis in a manner consistent with Seller's past practices,

     (including charges for basic and pay cable television service, home
     ----------
     shopping revenues, installation fees, converter and other equipment fees, late charges, revenues from advertising sales, and franchise fees not separately billed, but excluding sales taxes, equipment sales, franchise
                            ---------
     fees separately billed, revenues from pay-per-view programming, extraordinary items and interest income) by (ii) the Equivalent Basic Subscriber Number (which for this purpose shall be computed based on the weighted average number of subscribers for the period) (the "Three Month Average Revenue"). If the Three Month Average Revenue per subscriber is less than $28.56 for the Systems as of the Closing Date, the Cash Consideration shall be reduced by an amount equal to the product of the Cash Consideration, multiplied by a fraction, the numerator of which is the amount by which the Three Month Average Revenue is less than $28.56 and the denominator of which is $28.56 (the "Revenue Adjustment Amount").

          (g) The Subscriber Adjustment Amount, the Current Adjustment Amount and the Revenue Adjustment Amount (collectively, the "Adjustment Amounts") shall be estimated in good faith by Seller, and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") executed by a duly authorized representative of Seller and delivered to Buyer not later than 10 days prior to the Closing. Seller shall use reasonable efforts to keep Buyer informed during its preparation of the Initial Adjustment Certificate. If accepted by Buyer, the Initial Adjustment Certificate shall constitute the basis on which the Adjustment Amounts are calculated for purposes of the Closing. Seller and Buyer shall endeavor in good faith to agree upon the actual Adjustment Amounts within 90 days after the Closing. Seller or Buyer, as appropriate, shall pay to the other party within five (5) business days after the final determination the amount by which the parties agree that the Adjustment Amounts differ from the Adjustment Amounts as estimated in the Initial Adjustment Certificate. Any amounts in dispute at the end of such 90 day period will be determined within 120 days after the Closing Date by an accounting firm mutually agreed upon by the parties, whose determination will be conclusive. Buyer and Seller will each be responsible for one-half of the fees and expenses payable to such firm in connection with such determination. The payment required after determination of all disputed amounts will be made by the responsible party within five business days after the final determination.

     2.5.  Limited Assumption of Liabilities.  At the Closing, Seller shall
           ---------------------------------
assign and transfer to Buyer, and Buyer shall assume, be obligated to pay or otherwise satisfy or be responsible for, (i) the obligations and liabilities arising or accruing on or after the Closing Date under all of the Franchises, Leases and Governmental Authorizations, and under those Access Agreements and Other Agreements listed on Schedules 1.1(d) and 1.1(i) (such Franchises, Leases,
                           ----------------     ------
Governmental Authorizations, Access Agreements and Other Agreements are sometimes referred to herein as the "Assumed Contracts"); (ii) other obligations and liabilities of Seller only to the extent that there shall be an adjustment in favor of Buyer with respect thereto pursuant to Section 2.4; and (iii) all obligations and liabilities arising out of Buyer's ownership of the Transferred Assets or operation of the Systems after the Closing Date (collectively, the "Assumed Obligations"). Notwithstanding the foregoing, upon the agreement of Buyer, if the assignment and transfer of any Assumed Obligation would cause a breach of or default under the Assumed Contract under which the Assumed Obligation arises, and if the required consent to its transfer and assignment has not been obtained by Closing, Seller agrees to continue, at Buyer's expense (other than charges for personnel or internal operating administrative or overhead expenses of Seller or any creditor of Seller), the Assumed Contract in effect, and Buyer shall have and enjoy the benefit of the rights and obligations thereunder as agent for Seller until such time as the consent is obtained (but not to extend more than 90 days beyond the Closing Date, at which time such item shall be deemed to have been automatically assigned and transferred to Buyer, without any further act on the part of Buyer or Seller). All debts, liabilities and obligations arising out of or relating to the Transferred Assets or the operation of the Systems other than the Assumed Obligations shall remain and be the obligations and liabilities solely of Seller, and Buyer shall not assume or have any obligation or liability for such debts, liabilities or obligations.


Section 3.  Representations, Warranties, Covenants and Agreements of Seller.
---------   ---------------------------------------------------------------

     Seller represents, warrants, covenants and agrees, as of the date hereof and on the Closing Date (except where another date or period of time is expressly mentioned) that:

     3.1.  Organization, Qualification and Authority.
           -----------------------------------------

          (a) Seller is a limited partnership duly organized under the laws of the State of Colorado and is duly qualified to transact business, and is in good standing, in the State of Illinois;

          (b) The character and location of the properties, assets, licenses and rights used in the operation of the Systems and the nature of the Systems as operated by Seller do not require Seller to qualify to transact business in any jurisdiction other than the states set forth in Section 3.1(a); and

          (c) Seller has full partnership power, capacity and authority to own and lease the properties and assets used in the operation of the Systems, to carry on the business of the Systems as presently conducted, and to operate the Systems as heretofore operated by Seller.

     3.2.  Due Authorization.  The execution and delivery of this Agreement and
           -----------------
the performance of the transactions contemplated hereby have been duly authorized and approved by all necessary partnership action of Seller, and by appropriate resolutions duly adopted, and all other actions required to be taken by law, by Seller's general partner. Seller has full partnership power to enter into and to perform this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding Agreement of Seller and is enforceable against Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or similar laws, or by general principles of equity relating to the availability of equitable remedies).

     3.3.  No Conflicts.  Subject to the receipt of the consents set forth in
           ------------
Schedule 3.3, neither the execution and delivery of this Agreement by Seller nor
------------
the consummation by Seller of the transactions contemplated by Seller herein, nor the compliance by Seller with the terms, conditions and provisions hereof, conflict with or will conflict with Seller's limited partnership agreement or the articles of incorporation or bylaws of Seller's general partner, nor any Lease, Access Agreement, Other Agreement or indenture, mortgage, deed of trust, covenant, instrument, contract or agreement to which Seller is a party or by which Seller, the Transferred Assets or the Systems is bound; any Franchise or Governmental Authorization; the Communications Act; the Copyright Act; the rules, regulations or policies of the FCC, the FAA or United States Copyright Office; or any applicable federal, state or local law; nor result in a breach or violation of or default under any of the same (whether immediate or subject to the passage of time or giving of notice), nor cause the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Governmental Authorization or Franchise, or any other license, permit, franchise, certificate, registration, consent or authorization.

     3.4.  Financial Statements.
           --------------------

          (a) The books of account and financial records of Seller are current and have been maintained by Seller in the ordinary course of business. Seller has prepared its financial statements relating to the Systems in accordance with generally accepted accounting principles applied on a basis consistent from period to period. Seller has delivered to Buyer: (i) unaudited financial statements relating to the Systems (including opening and year end balance sheets and an income and expense statement for each of the two fiscal years ended December 31, 1994 and 1995, (collectively, the "Historical Financial Statements"); (ii) monthly reports of all accounts receivable of the Systems (including an aging thereof in month end increments) ("Receivable Reports") for the period commencing January 1, 1996; and (iii) monthly managers' subscriber summary reports ("Subscriber Reports") which include the Systems, separately listing total subscribers, for the period following December 31, 1995. Seller also has delivered to Buyer consistently prepared monthly financial statements for each of the months since the end of Seller's fiscal year ended 1995 ("Operating Reports") which reflect all billings for basic and premium services and other sources of revenues, by category, for the interim period between December 31, 1995 and the end of the month preceding the date of this Agreement. Seller will deliver to Buyer: (A) as soon as they are available, but in no event later than thirty (30) days after the end of each month an Operating Report, a Subscriber Report and Receivable Report for the Systems for the most recent month; and (B) such other financial and operating information regarding the Systems and the Transferred Assets as Buyer reasonably requests. Such financial statements have been and will be prepared on a basis consistent from period to period. Except as set forth in the Schedules hereto, each of such financial statements, Historical Financial Statements, Receivable Reports, Subscriber Reports and such other reports provided to Buyer is and will be true, correct and complete in all material respects with respect to the subject matter contained therein, and fairly presents, and will fairly present, the results of operation of Seller and the Systems and related information, for the periods covered thereby, and does not and will not omit to state or reflect any material fact required to be stated or reflected therein or necessary to make the statements therein not misleading, subject, however, to normal year end audit adjustments with respect to unaudited information, which adjustments are not material individually or in the aggregate.

          (b) Since January 1, 1996, (i) with respect to the Systems, Seller has not incurred any obligation or liability, contingent or otherwise (except normal trade or business obligations incurred in the ordinary course of business), the performance of which would be reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial conditions or results of operations of the Systems, (ii) there has been no material adverse change in the Transferred Assets or the financial condition, liabilities or operations of the Systems, and to the knowledge of Seller and without notice to the contrary, no fact or condition exists or is contemplated or threatened that could reasonably be expected to cause such material adverse change, other than changes affecting the United States cable industry as a whole, including any change arising from (A) legislation, litigation, rulemaking or regulation or (B) competition caused by or arising from other multiple channel distribution services.

          (c) Except as set forth in Schedule 3.4(c), the Systems have no
                                     ---------------
     outstanding claims, contingent obligations (whether as a guarantor, indemnitor, surety, accommodation party or otherwise), liability for taxes which are due and unpaid or long-term commitments or obligations, and, to Seller's knowledge and without notice to the contrary, there are no potential unasserted claims with respect to Seller, the Systems or the Transferred Assets; to the knowledge of Seller and without notice to the contrary, no person or entity has threatened to assert any of such claims against Seller, the Systems or the Transferred Assets, except as set forth in the financial statements provided under Section 3.4(a) or as set forth in the Schedules to this Agreement.

     3.5.  Regulatory Licenses and Filings.
           -------------------------------

          (a) Except as set forth in Schedule 3.5(a):  (i) Seller has timely
                                     ---------------
     filed all notices and all Statements of Account and has made all required royalty payments under the Copyright Act so as to qualify for the compulsory license for the carriage of radio and television stations, and has completed and filed all other registrations and filings required to be filed with the FCC and FAA, copies of which have been delivered to Buyer by Seller, and paid all amounts due in connection with such filings or arising as a result of the information shown thereon; (ii) all Statements of Account in connection with the operation of the Systems during the last three (3) years have been completed in compliance in all material respects with (S)111 of the Copyright Act; (iii) all royalty payments required to be made in connection with the operation of the Systems during the last three
     (3) years were remitted to the Copyright Office and were computed and reported in accordance with the regulations adopted pursuant to (S)111 of the Copyright Act; and (iv) the statements, representations, warranties and calculations contained in and amounts paid under each of such notices, filings and registrations are true and correct in all material respects and consistent with applicable federal regulations.

          (b)  Except as set forth in Schedule 3.5(b), there is no legal action,
                                      ---------------
     investigation or proceeding pending or, to the knowledge of Seller, and without notice to the contrary, threatened (or basis existing therefor) for the purpose of modifying, revoking, terminating, suspending or canceling any of the Governmental Authorizations, the FCC Licenses, the FAA Licenses, any Franchise, the compulsory copyright license under (S)111 of the Copyright Act, or any of Seller's other authorizations or certificates, or which would have a material adverse effect upon, or cause material disruption to, the Systems or the consummation of the transactions contemplated hereby.

          (c) Within 90 days after Closing, or such shorter period as may be required to enable Buyer to make a timely filing with respect to the six-month Copyright reporting period in which the Closing occurs, upon the request of Buyer Seller shall deliver to Buyer a certificate in the form attached as Exhibit C signed by Seller setting forth
                 ---------

     Seller's gross receipts (calculated in a manner which is consistent with the regulations of the Copyright Office adopted under (S)111 of the Copyright Act) derived from the retransmission of any television or radio broadcast signals during the portion of the applicable six-month reporting period that includes the Closing Date.

     3.6.  Franchises and Other Authorities.
           --------------------------------

           (a) Except as set forth in Schedule 3.6, Seller has, and is in
                                      ------------
     compliance in all material respects with (without waiver or other forbearance of compliance), all Franchises and Governmental Authorizations, including, but not limited to, all permits (including environmental permits), licenses, consents, certificates, registrations and other authorities and rights required by any statute, ordinance, regulation or other legal authority relating or applicable to the Systems or the Transferred Assets, and/or the ownership or operation thereof (the Franchises, Governmental Authorizations and all of the foregoing being collectively referred to herein as the "Authorities"). A photocopy of each of which Authorities, as currently in effect, including all amendments, modifications, consents or waivers of compliance thereof (including, without limitation, all agreements relating to any form of rate regulation, customer service and consumer protection requirements or standards) has been delivered to Buyer by Seller. The Systems have no Authorities which are not in written form. Seller also has delivered to Buyer a copy of all material correspondence which resulted in any such amendment, modification, consent or waiver. A list of the current franchise fees required to be paid by Seller made under each of such Franchises is set forth in Schedule
                                                                       --------
     1.1(c);
     ------

           (b) Except as set forth in Schedule 3.6, Seller has not previously
                                      ------------
     caused, suffered or permitted any material default, dispute or noncompliance to occur or exist, and there is no current default, dispute or noncompliance, with respect to any Authority, and to the knowledge of Seller, and without notice to the contrary, no ground or basis exists, whether or not subject to the giving of notice or passage of time, for cancellation, termination, suspension, restriction or limitation upon the rights granted by any Authority; except as set forth in Schedule 3.6, all
                                                             ------------
     Authorities are in full force and effect; and

           (c)  For any Franchise that has an unexpired term of fewer than three
     (3) years from the date of Closing, a timely request for renewal has been submitted to the appropriate governmental authority pursuant to Section 626 of the Communications Act of 1934, as amended. Except as set forth on

     Schedule 3.6, Seller (i) has not been notified in writing by a governmental
     ------------
     authority with respect to any such Franchise of a preliminary decision not to renew or of any finding that could reasonably be expected to serve as a basis for a decision not to renew; and (ii) has no knowledge that any such notice is to be received.

     3.7.  Status of the Systems.
           ---------------------

          (a) The Systems have not less than 23,750 homes passed by not more than approximately 313 miles of constructed and activated coaxial and/or fiber optic cable. Seller's posted combined basic and tier rate as of the date hereof is not less than the current rates set forth in Schedule 3.7(a)
                                                                 ---------------
     and as of the Closing shall not be less than the Closing rates set forth in

     Schedule 3.7(a).
     ---------------

          (b)  Schedule 3.7(b) sets forth as to the Systems:  (i) each type of
               ---------------
     cable television service offered by Seller; (ii) as of the date of this Agreement the number of subscribers for each such service; (iii) as of the date of this Agreement the rates charged for each service as of a date within the most recent 10 day period; and (iv) as of the date of this Agreement the subscribers in such System who receive services at a rate below the Standard Basic Rate for such System, the amount charged to such subscribers for such services and the term of the commitment to provide any such services at less than the Standard Basic Rate. The Systems have the ability, without additional capital expenditures, to deliver both a basic and expanded basic service sold and supplied separately to subscribers using the minimum bandwidth set forth in Schedule 3.7(b). The basic
                                              ---------------
     service is composed of not more than the number of channels specifically identified in Schedule 3.7(b) as those channels presently constituting
                   ---------------
     Seller's basic service package. Seller has delivered to Buyer strand maps covering the areas comprising the Systems if Seller has such maps. Except as set forth in Schedule 3.7(b), as of the date of this Agreement no other
                     ---------------
     person or entity has a franchise or is otherwise licensed to offer or provide, or does offer or provide, cable television services as a cable operator in any franchise territory of Seller, and to Seller's knowledge without notice to the contrary (which knowledge shall include any written application filed with a franchising authority) as of the date of this Agreement no person or entity has made application to any franchising authority to provide cable television services in any franchise territory of Seller.

          (c) Schedule 3.7(c) sets forth:  (i) the channel capacity of each of
              ---------------
     the Systems to carry video/aural signals which are the equivalent of television signals (excluding FM channels), each of which delivers the number of channels set forth therein without additional capital expenditures; and (ii) the separate identity of such channels which have been activated and which have not been activated.

          (d)  Except as set forth in Schedule 3.7(d), each of the Systems and
                                      ---------------
     all of the channels carried thereon, without additional capital expenditures, complies in all material respects with all applicable FCC technical regulations, including the regulations contained at 47 C.F.R.
     Part 76 and, to the extent applicable, Part 78 thereof, and with all technical standards contained in the Authorities. The picture quality delivered by the Systems through the Closing Date will not deteriorate from the quality of picture currently being delivered by the Systems as of the date hereof. Each of the Systems is currently maintained. There are no obligations or liabilities to subscribers of the Systems except: (i) with respect to deposits made by such subscribers which will be transferred to Buyer at the Closing, (ii) the obligation to supply services to subscribers in the ordinary course of business, and (iii) as disclosed herein or in the Schedules attached hereto. There are no complaints of subscribers of which Seller has knowledge or notice that have not been resolved or (A) will not be resolved in the ordinary course of business without unusual expense or (B) if not resolved, which will have a material adverse effect on the Systems individually or in the aggregate. Since January 1, 1996, Seller has provided a consistent level of customer service to subscribers of the Systems. Except as set forth in Schedule
                                                                    --------
     3.7(d), the customer service level provided by Seller complies with the
     ------
     standards established by the customer service regulations adopted by the FCC which became effective on July 1, 1993 and, if applicable, all other customer service standards established by the grantors of the Franchises. Except as set forth in Schedule 3.7(d), as of the date of this Agreement
                            ---------------
     Seller has received no notice that any franchising authority will seek to impose the customer service levels established by such FCC regulations.

          (e) Except with respect to debts or accounts payable that are being contested in good faith and for which adequate reserves have been provided:
     (i) all debts to contractors, subcontractors, materialmen and other persons supplying services or property with respect to the construction or maintenance of the Systems have been paid in full or are included in Seller's accounts payable, and (ii) all accounts payable with respect to the construction, maintenance or operation of the Systems have been paid or are current in accordance with their terms and will be paid by Seller in accordance with such terms.

          (f) There has not occurred any sale or other transfer of ownership of any System or any material portion thereof since October 4, 1989 other than assets sold in the ordinary course of business.

          (g) Seller has delivered, or within 10 days after the date of this Agreement will deliver:

               (i) a list of the channels presently constituting Seller's "basic" television package, any "expanded basic" package and each of Seller's tiers of pay and premium channels on a tier-by-tier basis, and a description of all changes in channels carried in Seller's "basic" television package, any expanded basic package and its tiers of pay and premium channels, including all changes in rates with respect thereto, since January 1, 1992;

               (ii) a list of all local commercial television and radio broadcast stations presently carried on the Systems, together with the channel on which each such station was carried on the Systems on (A) January 1, 1992 and (B) July 19, 1985, to the extent such information is available. Seller has not received any notice from any local commercial television or radio broadcast station presently carried on the Systems that such station desires to be carried on any channel other than the channel on which such station presently is carried;

               (iii) a list of all local non-commercial television and radio broadcast stations presently carried on the Systems, together with the channel on which each such station was carried on the Systems on July 19, 1985, to the extent such information is available; and

               (iv) a list of each commercial and non-commercial television broadcast station which Seller and/or its predecessors notified, and each such station which Seller and/or its predecessors was legally entitled to notify, on or prior to May 3, 1993, that such station did not legally qualify for mandatory carriage under the FCC's "must carry" rules due to signal level, copyright or other legal exemptions, and specifying for each such station the legal reason why such station was not entitled to mandatory carriage.

          (h) None of the grantors of the Authorities is entitled to be grandfathered to establish rates under 47 U.S.C. (S)543(j) or the regulations thereunder.

          (i) Each of the Systems was initially activated prior to October 4, 1989.

          (j) Except as set forth on Schedule 3.7(j), as of the date of this
                                     ---------------
     Agreement, (i) no grantor of any of the Authorities has applied to the FCC for certification under 47 U.S.C. (S)543 and the regulations thereunder or has indicated an intention to make such application, and (ii) no person has filed a Form 329 or other complaint with the FCC thereunder.

          (k) Except as set forth in Schedule 3.7(k), no basis exists under the
                                     ---------------
     1992 Act (after giving effect to provisions of the 1992 Act which otherwise would be effective but for the passage of time) as in effect on the date of this Agreement, for any rollback of rates for "basic" service, or any rollback or refund of rates for any premium or pay service, with respect to any of the Systems.

     3.8.  Legality of Signals Carried; Compliance with Applicable Laws.
           ------------------------------------------------------------

          (a)  Schedule 3.8(a) lists all television and radio stations and other
               ---------------
     programming or signals carried by each of the Systems, separately setting forth and listing all: (i) commercial and non-commercial television and radio broadcast stations and (ii) satellite delivered programming carried by each System. As to each such television and radio broadcast station,

     Schedule 3.8(a) also indicates whether its signal is of local or distant
     ---------------
     origin under the Communications Act, and whether such signal is received off-air, or via satellite or microwave. Timely notice was given to each commercial and non-commercial station carried by the Systems, and to each such station which was entitled to notice, under the FCC's mandatory broadcast station carriage rules contained in and adopted under the 1992 Act. There are no broadcast stations that are entitled to carriage under the FCC rules which are not carried by the Systems, except as separately listed in Schedule 3.8(a), which list specifies the exemption which
               ---------------
     provides the basis for not
     carrying each such station.  Schedule 3.8(a) also indicates, as to each
                                  ---------------
     broadcast station that is entitled to carriage on the Systems under FCC rules, whether the station has elected mandatory carriage or retransmission consent and the date of such station's notice. As to each such station which requested retransmission consent, the status as of the date of this Agreement of any negotiations therefor is set forth in Schedule 3.8(a).
                                                            ---------------
     Each retransmission agreement which has been entered into by Seller with respect to the Systems is listed in Schedule 3.8(a). A copy of each
                                         ---------------
     retransmission agreement entered into by Seller with respect to the Systems, and of all written notices and correspondence sent or received in connection with such mandatory carriage and retransmission consent matters has been provided to Buyer. The Systems have no retransmission agreement which is not written. No notices or demands have otherwise been received by Seller with respect to the Systems challenging the right of any of the Systems to carry any television or radio broadcast channel or other programming, or asserting an obligation of any of the Systems to carry any television or radio broadcast channel or other programming not carried by the Systems. Except as set forth in Schedule 3.8(a) or 3.8(b), the Systems
                                          ---------------    ------
     are operated in compliance in all material respects with all FCC and FAA regulations and rules and Seller is charging such rates as are allowable under rules and regulations promulgated by the FCC under the 1992 Act and any authoritative interpretation thereof and any other Governmental Authority, if such rates are subject to regulation by any Governmental Authority, including the local franchising authority and/or the FCC. The Systems are in full compliance in all material respects with all FCC and FAA regulations relating to tower lighting and marking requirements and aeronautical frequency signal leakage requirements, including compliance with the Cumulative Leakage Index specifications ("CLI") and Proof of Performance technical tests of the FCC. All Systems using restrictive frequencies (108-137 mhz and 225-245 mhz) comply with CLI requirements.

          (b)  Except as set forth in Schedule 3.8(b), Seller has conducted the
                                      ---------------
     business of the Systems, including the ownership and use of the Transferred Assets, in accordance with, and Seller, the Systems and the Transferred Assets are in compliance in all material respects with the Communications Act, the Copyright Act and all other applicable federal, state and local laws, ordinances, rules and regulations, including, but not limited to, all laws, ordinances, rules and regulations relating to the installation, maintenance or operation of cable television systems, building construction, use or occupancy, zoning, the environment, and the treatment, handling, use, existence or disposal of pollutants, contaminants or hazardous, toxic or regulated substances or wastes. Seller has not received any notice of noncompliance, or any waiver or postponement of or stay from full and immediate compliance with, and neither Seller nor the Transferred Assets is the subject of any pending, or, to the knowledge of Seller and without notice to the contrary, a potential subject, of any claims, charges or fines under, any of the Franchises, the Governmental Authorizations or the Authorities or under any such laws, rules or regulations, nor has Seller received any notice calling attention to the need for any work, repairs, construction, alterations or installation on or in connection with the Transferred Assets or the Systems that has not been corrected.

          (c) Neither Seller nor, to the knowledge of Seller, its officers, general partner, employees or agents has made any illegal or questionable payments to any third party.

     3.9.  Real Property and Leases.
           ------------------------

          (a) All real property (including, without limitation, all interests in any rights to real property) and improvements located thereon, and in each case a general description thereof, which is owned by Seller is set forth in Schedule 1.1(g) (the "Owned Real Property").
        ---------------

          (b) A description of real property leased by Seller and of the improvements thereon and the use made thereof are set forth in Schedule
                                                                    --------
     1.1(f) (the "Leased Real Property").
     ------

          (c) Seller has (and will convey to Buyer at the Closing) fee simple title to the Owned Real Property and valid and binding leasehold interests (the "Real Estate Leases") with respect to the Leased Real Property (collectively, the "Real Property"). Except as set forth in Schedule
                                                                  --------
     3.9(c), Seller is in peaceable possession of the Owned Real Property and
     ------
     Leased Real Property. The Owned Real Property and Seller's interest in the Leased Real Property are free and clear of all liens, security interests, pledges and encumbrances, other than the Permitted Liens or liens, security interests, pledges and encumbrances which will be discharged and released on or prior to the Closing Date, and are free and clear of all defaults, adverse claims, title impediments, encroachments, boundary disputes, covenants, restrictions, rights of way and title objections that would conflict in any material respect with Buyer's use of said property in the manner heretofore used by Seller. With respect to each Real Estate Lease:
     (i) the Lease is in full force and effect; (ii) all accrued and payable rents have been paid; (iii) there is no default of Seller, nor to Seller's knowledge, of any other party thereunder, and there is no waiver, indulgence or postponement of any obligations thereunder; (iv) to Seller's knowledge and without notice to the contrary, no event that with the giving of notice, the lapse of time, the happening of any further event or otherwise would become a default, has occurred under any such Lease; and
     (v) Seller has provided Buyer with a photocopy of each written Real Estate Lease, including all amendments, modifications, consents, waivers and all material correspondence relating thereto, and has included in Schedule
                                                                   --------
     1.1(f) a description of each such Real Estate Lease which is not in written
     ------
     form.

          (d) Seller has delivered to Buyer all surveys of and title commitments and title policies with respect to, the Owned Real Property and the Leased Real Property which are in the possession or control of Seller.

     3.10. Personal Property.  Seller has (and will convey to Buyer at the
           -----------------
Closing): (a) good, valid and marketable title to all of the tangible assets, machinery, equipment and other tangible personal property of the Systems ("Seller's Personal Property"), including, without limitation, the personal property listed in Schedule 1.1(a), the Governmental Authorizations, the
                   ---------------

Franchises and the Access Agreements, and (b) valid and binding leasehold interests with respect to the Leased Personal Property (as hereinafter defined), in each case free and clear of all liens, security interests, pledges and encumbrances, other than Permitted Liens or liens, security interests, pledges and encumbrances which will be discharged and released on or prior to the Closing Date, and free and clear from any other interest, adverse claim, covenant or restriction that would conflict in any material respect with Buyer's use thereof in the manner heretofore used by Seller. All personal property leased by Seller is identified in Schedule 1.1(f) (the "Leased Personal
                                  ---------------
Property"). With respect to each such Lease: (i) the Lease is in full force and effect; (ii) all accrued and payable rents have been paid; (iii) there is no default by Seller thereunder nor to Seller's knowledge, of any other party thereunder, and there is no waiver, indulgence or postponement of any obligations thereunder; (iv) to Seller's knowledge and without notice to the contrary, no event that with the giving of notice, the lapse of time, the happening of any further event or otherwise would become a default, has occurred under any such Lease; and (v) Seller has provided Buyer a photocopy of each written Lease, including all amendments, modifications, consents, waivers and all material correspondence relating thereto, and has included in Schedule
                                                                  --------
1.1(f) a description of each such Lease which is not in written form.
------

     3.11.  Contracts.  The Leases, Access Agreements, and Other Agreements
            ---------
listed in the Schedules to this Agreement constitute all of the contracts which are used, held for use or are required primarily to conduct the business of the Systems as heretofore conducted by Seller (except oral subscriber contracts and miscellaneous service or other contracts or agreements, none of which is material and each of which is terminable without penalty at will). Except as set forth in the Schedules hereto, each of such contracts and agreements is in full force and effect and current in all material respects as to the performance thereof by Seller, and to Seller's knowledge (and without notice to the contrary) by the other party(ies) thereto, in accordance with its terms, without waiver, indulgence or postponement of any of the obligations thereunder; and to the knowledge of Seller and without notice to the contrary, no event has occurred which constitutes, or with the giving of notice, passage of time or otherwise will constitute, a default thereunder. Seller is not entitled to the benefit of any representations, warranties and agreements in connection with Seller's acquisition or the construction of the Systems or any Transferred Assets.

     3.12.  Employee Agreements and Benefits; Labor Matters.  Schedule 3.12
            -----------------------------------------------   -------------
lists as of the date of this Agreement the employees of Seller in connection with the operation of the Systems. Schedule 3.12 also lists the date of
                                    -------------
employment, age, current compensation level, date of last increase in compensation and prior compensation level of each of such persons and describes all compensation plans or arrangements, profit sharing, equity option or purchase plans, and other agreements or arrangements under which employees of Seller or their dependents receive, or are entitled to receive in the future, compensation or benefits. Seller has delivered to Buyer a true and correct copy of all employment handbooks and written materials stating employment policies of Seller. Seller has no non-written employment policies. In connection with the Systems, Seller is not a party to or bound by any written or unwritten employment, non-competition or consulting agreement or understanding which is not terminable at will without penalty. In connection with the Systems, Seller is not a party to any collective bargaining agreement and is not the subject of any complaint or proceeding before the National Labor Relations Board or similar regulatory body. As of the date of this Agreement, Seller is not aware of any activities of any labor union or other party which is currently seeking to represent or organize the employees of Seller, and Seller has not made any agreement with or commitment to or conducted negotiations with any labor union or employee association with respect to any future agreement. There is neither pending nor (to the knowledge of Seller and without notice to the contrary) threatened any labor dispute, strike or work stoppage or slowdown which affects or may affect Seller, the Transferred Assets or the Systems. Except as set forth in Schedule 3.12, Seller is in compliance,
                                        -------------
and since January 1, 1996 has complied, in all material respects with the relevant provisions of the Communications Act, Subpart E of Part 76 of the FCC's rules and regulations and all other federal, state and local laws and related rules and regulations and agreements relating to employment generally and all aspects thereof, including hiring, firing, discipline, leave, wages, hours, employee safety and conditions of employment. With respect to the employees of the Systems, Seller has no liability for any arrears in wages, salaries or overtime pay (other than for Seller's current pay period) or for any vacation, time off or pay in lieu of vacation or time off (other than for normal accruals) or for any other payments or penalties for failure to comply with any statute, law, rule or regulation or agreement. Seller shall indemnify Buyer and hold Buyer harmless from and against all such sums (including, but not limited to, those sums which relate to Seller's current pay period and its normal accruals). Except as set forth on Schedule 3.5(b), as of the date of this Agreement, no
                       ---------------
proceedings before any court, governmental agency, or arbitrator relating to such matters, including, but not limited to, unfair labor practice claims, are pending or (to the knowledge of Seller and without notice to the contrary) threatened involving Seller. Buyer shall have no obligation to hire any employee or agent of Seller in connection with the transactions contemplated hereby.

     3.13.  ERISA.
            -----

            (a) Other than as set forth in Schedule 3.13, Seller does not
                                           -------------
     provide, contribute to or maintain for the benefit of employees of the Systems any employee benefit plan (hereinafter referred to as a "Plan"), as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), any Plan which is a "Group Health Plan" (as defined in Section 4980B(g)(2) of the Code), or any Plan which is an "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), nor has Seller provided to such employees any benefit which is a "Disqualified Benefit" (as defined in Section 4976(b) of the Code) for which an excise tax would be imposed. [For purposes of this Section 3.13, Seller shall include all trades or businesses (whether or not incorporated) which are a member of a group of which Seller is a member and which are under common control within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (hereinafter the "Code").]

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in: (i) a complete or partial withdrawal from any Plan, (ii) any funding deficiency or lien under ERISA,
     (iii) any payment obligation (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any person, or (iv) the assessment of any amounts, including interest and penalties, or incurrence of any costs or expenses (including additional taxes, payment of any funding deficiency, expenses of compliance or any related accounting or legal fees and costs) attributable to the existence of any Plan.

     3.14.  Access Agreements.  Seller possesses and is in compliance in all
            -----------------
material respects with all Access Agreements (including, but not limited to, rights of access to all trailer parks, hotels, motels, apartments, condominiums and other multiple dwelling units served by the Systems and the Transferred Assets), permits and authorizations used by Seller or necessary for the installation, operation, maintenance, repair or replacement of all cables, lines, towers, equipment and other facilities which relate to the ownership or operation of the Systems and the Transferred Assets. A list of each pole attachment agreement and the number of poles to which Seller has attached cable under each of such agreements is set forth in Schedule 1.1(d). Except as set
                                              ---------------
forth in Schedule 1.1(d), Seller has not made, and is not required to make, any
         ---------------
deposits under any of such agreements in order to secure Seller's performance thereunder. Seller has delivered to Buyer a true and complete photocopy of each such Access Agreement, permit and similar authorization. Seller has no such Access Agreements, permits or authorizations which are not in written form. Seller also has delivered to Buyer a copy of all material correspondence which resulted in any amendment, modification, consent or waiver of such Access Agreements. Except as set forth in Schedule 1.1(d), Seller has not received
                                    ---------------
notice of any noncompliance or additional make-ready or other requirements under any of such Access Agreements, permits or authorizations which has not been remedied or will not be remedied by Seller prior to Closing.

     3.15.  Bonds, Insurance and Letters of Credit.  A description of each
            --------------------------------------
insurance policy, each performance bond and each letter of credit required to be maintained, or which is maintained covering the property comprising the Systems and Transferred Assets, and/or the operation of the Systems, is set forth in

Schedule 3.15, and a copy of each such letter of credit or bond has been
-------------
delivered to Buyer by Seller. Each of such policies, letters of credit and bonds is current and in full force and effect. Seller has not received any notice of default under or intended cancellation or nonrenewal of any such policies, letter of credit or bonds. There are no pending or, to Seller's knowledge without notice to the contrary, threatened requests to make a draw under any such letter of credit.

     3.16.  Litigation.  Except as set forth in Schedule 3.5(b) or Schedule
            ----------                          ---------------    --------
3.16, neither Seller nor the Transferred Assets is a party to, subject to or
----
bound by any judgment, order, injunction or decree of any court, administrative agency, arbitration proceeding or other governmental authority that may restrict or interfere with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, the operation of the Systems or the ownership or use of the Transferred Assets by Buyer subsequent to the Closing. Seller is not a party to, nor to the knowledge of Seller and without notice to the contrary is Seller threatened with, any investigation by any governmental agency or any legal action or other proceeding before any court, arbitrator or mediator, administrative or regulatory agency which might adversely affect the properties, business or condition (financial or otherwise) of the Systems or the transactions contemplated hereby, and Seller does not know or have notice of any basis for any such action or proceeding.

     3.17.  Intellectual Property.  Other than Seller's name and the name of
            ---------------------
Seller's general partner, Seller is not the owner, user or licensee of any patent, trademark, service mark, trade name or copyright (or application therefor), nor are any of such items used in connection with the Systems.
Seller has not, nor has the use of any such item in connection with the Systems, infringed upon or conflicted with any patent, trademark, service mark, trade name or copyright of others, and Seller has not received any notice of any such claimed infringement or conflict. During the past five (5) years, Seller has not existed under or used any name other than "Cable TV Fund 14-A, Ltd.", "Jones Intercable, Inc." and "Jones Intercable."

     3.18.  Payment of Taxes.  Within the time and in the manner prescribed by
            ----------------
law, except as otherwise set forth in Schedule 3.18, Seller has:  (a) filed all
                                      -------------
federal, state and local tax returns required to be filed; and (b) fully paid all federal, state and local taxes, charges and assessments of every kind that are due and payable with respect to the Transferred Assets, the Systems or the operation thereof, including, without limitation, all payroll, sales, use, copyright, license, franchise, property and income taxes, charges and assessments, the failure of which to be filed or paid could adversely affect the Transferred Assets or result in the imposition of an encumbrance upon the Transferred Assets, except such amounts as are being contested diligently and in good faith and for which adequate reserves have been established. Except as set forth in Schedule 3.18 hereto, no audit or investigation of the tax treatment of
         -------------
any of Seller's returns or reports in connection with the Systems or the Transferred Assets is in progress, pending or, to the knowledge of Seller and without notice to the contrary, threatened, and, to the knowledge of Seller and without notice to the contrary, there exists no basis for the assertion or assessment of any additional taxes against Seller, the Systems or the Transferred Assets. No waiver or consent to the extension of any statute of limitations has been given and is in effect with respect to the assessment of any taxes against Seller, the Systems or the Transferred Assets. Seller has accrued on its books all taxes, charges and assessments accruing on the Transferred Assets, the Systems or the operation thereof which are not presently payable and will pay the same when due and in any event prior to the time when any penalty or interest arises for the nonpayment thereof, or when the nonpayment thereof will result in or constitute a lien, charge, security interest, encumbrance or adverse claim upon or against the Transferred Assets, the Systems or Buyer.

     3.19.  Seller's Accounts and Promotions.
            --------------------------------

            (a) Except as set forth in Schedule 3.19(a), Seller bills its
                                       ----------------
     subscribers for cable television services monthly and is current in its billings. Such bills are due and payable in full on the 10th day of the month in which services are received.

            (b) As of the date of this Agreement, except as set forth in
     Schedule 3.19(b), Seller does not enter into any written subscription or
     ----------------
     converter deposit agreements.

           (c) Seller's other billing and collection terms and practices are set forth in Schedule 3.19(c).
              ----------------

           (d) Since January 1, 1996, Seller has not given any concession, price discount, free service, free installation or promotional allowance, except as set forth in Schedule 3.19(a) or in Seller's 1996 and 1997 marketing
                     ----------------
     plans, which are attached as Schedules 3.19(d) and 3.7(b).
                                  -----------------     ------

           (e) As of the date of this Agreement, except as set forth in Schedule
                                                                        --------
     3.19(e), Seller has no obligation to provide advertising time or other
     -------
     concessions under any barter or trade-out arrangement.

     3.20. Environmental Compliance.
           ------------------------

           (a) Except as set forth in Schedule 3.20, no asbestos-containing
                                      -------------
     materials, equipment containing PCB's, underground storage tanks, hazardous substances, wastes or other pollutants or contaminants [as such terms are defined under applicable federal and state environmental laws, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the rules and regulations thereunder, as amended, 42 U.S.C.
     (S)9601(14)] are or have been located, disposed of, installed, used or exposed on or in connection with any of the Transferred Assets, including the Owned Real Property and the Leased Real Property ("Environmental Matters"). In connection with the Systems and the Transferred Assets, Seller has not disposed of or requested any person to dispose of any asbestos-containing materials, equipment containing PCBs, underground storage tanks, hazardous substances, wastes, pollutants or contaminants at any site, including any site being investigated by any environmental agency or which is the subject of any administrative or judicial proceeding relating to the clean-up of materials, except at a site duly licensed for the receipt and disposal of such materials and except in compliance with all applicable law.

           (b) Except as set forth in Schedule 3.20, Seller has no knowledge or
                                      -------------
     information of the existence of any Environmental Matters affecting any other property which would adversely affect any Owned Real Property or Leased Real Property.

     3.21. Continuation of Business.  Since June 1, 1996, Seller has continued
           ------------------------
the operations of the Systems in accordance with Seller's past practices and has maintained inventories of supplies and equipment in connection with the operation of the Systems and provided services to subscribers in accordance with Seller's past practices. Seller has continued to perform routine and required maintenance on, and replaced when necessary and otherwise in accordance with Seller's past practices, all machinery, equipment, devices, cable, tools, vehicles and other items of personal property owned or used by Seller.

     3.22. Approvals and Consents.  Seller has included in Schedule 3.22 a
           ----------------------                          -------------
complete list and description of the relationship of all persons (including, but not limited to, governmental authorities and agencies, creditors, and each party to any other instrument or agreement to which Seller is a party or by which Seller or the Transferred Assets is bound or who is affected by the assignment of any rights to be transferred or obligations to be assumed hereunder) who are entitled to notice of, or whose consent is required for, the execution of this Agreement or the consummation of the transactions contemplated hereby by Seller in order to accomplish the assignment or transfer of any property, instruments or documents contemplated herein or to preclude any cancellation, suspension, termination or reformation of any instrument, agreement or right.

     3.23.  Other Financial Interests.  Except as set forth in Schedule 3.23,
            -------------------------                          -------------
Seller has no direct or indirect financial interest in any video programmer, or any competitor, supplier, customer, lessor or lessee of Seller.

     3.24.  Complete Disclosure.  Seller has no knowledge of any proposed or
            -------------------
actual increase in fees or charges under any Franchise, Governmental Authorization, Authority, Access Agreement or any other contract or agreement, which would materially adversely affect the Systems or the operation or financial condition thereof or any of Seller's rights or ability to enter into and consummate the transactions contemplated by this Agreement or comply with the terms and conditions hereof. No information, representation, warranty, covenant or agreement of Seller in this Agreement or any Schedule hereto or given in any certificate, memorandum, instrument or document or otherwise furnished by or on behalf of Seller in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.


Section 4.  Representations, Warranties, Covenants and Agreements of Buyer.
---------   --------------------------------------------------------------

     Buyer represents, warrants, covenants and agrees as of the date hereof and on the Closing Date (except where another date or period of time is expressly mentioned) that:

     4.1.   Organization and Authority of Buyer.  Buyer is a limited partnership
            -----------------------------------
duly organized and validly existing under the laws of the State of Missouri and is duly qualified to transact business and is in good standing in the State of Illinois. Buyer has full partnership power, capacity and authority to enter into this Agreement, to consummate the transactions contemplated herein and to own and operate its properties, including the Transferred Assets, and to carry on the business of the Systems subsequent to the Closing.

     4.2.   Due Authorization by Buyer.  The execution and delivery of this
            --------------------------
Agreement and the performance of the transactions contemplated herein have been duly authorized and approved by all necessary partnership actions of Buyer, and by appropriate resolutions duly adopted, and all other actions required to be taken by law, by Buyer's general partner. Buyer has full partnership power, to enter into and to perform this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Buyer and is enforceable against Buyer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or similar laws or by general principles of equity relating to the availability of equitable remedies).

     4.3.  No Conflicts.  Neither the execution and delivery of this Agreement
           ------------
nor the consummation of the transactions contemplated by Buyer herein, nor the compliance by Buyer with the terms, conditions and provisions hereof, conflict with or will conflict with the terms of the certificate or agreement of limited partnership of Buyer or of Buyer's general partner or any indenture, mortgage, deed of trust, covenant, agreement or other instrument to which Buyer is a party or by which Buyer or any of its property is bound; the Communications Act; the rules, regulations or policies of the FCC, the FAA or United States Copyright Office; or any applicable federal, state or local law, nor cause the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any license, permit, franchise, certificate, consent or authorization to which Buyer is a party or is subject.

     4.4.  Litigation.  Buyer is not a party or subject to, or bound by any
           ----------
judgment, order, injunction or decree of any court, administrative agency, arbitration proceeding or other governmental authority that may restrict or interfere with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.5.  Complete Disclosure.  No information, representation, warranty,
           -------------------
covenant or agreement of Buyer in this Agreement or given in any certificate, memorandum, instrument or document or otherwise furnished or to be furnished by or on behalf of Buyer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.


Section 5. Covenants and Further Agreements.
---------  --------------------------------

     5.1.  Application for Assignment of Franchises and Licenses.
           -----------------------------------------------------

           (a) Seller and Buyer agree to join in and file and to take such other actions as are necessary, on forms provided by Buyer or otherwise satisfactory to Buyer and its lenders, to obtain, at Seller's expense (excluding Buyer's attorneys' fees, personnel costs and travel expenses), the approval of applications or requests for approval or consent: (a) with each local government, the consent of which is necessary to the assignment of the Franchises and for the operation of the Systems by Buyer on and after the Closing, (b) with the FCC and the FAA for the assignment of the FCC Licenses and the FAA Licenses, if any, and (c) with every other authority, person or entity with respect to any Governmental Authorization, license, permit, copyright, Lease, Access Agreement or Other Agreement to which Seller is a party or which affects the transfer or operation of the Transferred Assets and the Systems, the approval or consent to transfer of which is required by the terms of the underlying document. Buyer agrees to provide to any authority, person or party such information as may be reasonably requested to determine whether to grant approval or consent to the transactions contemplated by this Agreement.

           (b) If applicable, Buyer and Seller, as soon as practicable following the execution and delivery of this Agreement, shall file the required notification with the Federal Trade Commission and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"). Buyer and Seller shall comply fully with all applicable notification, reporting and other requirements of the HSR Act, and any similar requirements of any other jurisdiction. All actions required by Buyer and Seller under this Section 5.1(b) shall be at their own respective expenses, except that Buyer and Seller shall each pay one-half of the filing fee with respect to such HSR Act filing.

     5.2.  Information; Consultation; Confidentiality.
           ------------------------------------------

           (a) Seller will give Buyer (at Buyer's expense) access to and permit Buyer to review the Transferred Assets and the Systems, the related books and records, and such other information as shall be reasonably requested by Buyer, including, but not limited to, access to all books, records and other information as Buyer may request for the purpose of providing the FCC, state cable commissions, the grantors of the Franchises or the Authorities and others with such information concerning rates and the operations of the Systems, as Buyer, the FCC, state cable commissions, the grantors of the Franchises or Authorities and others may request or require, such information and records to include information as to original cost of services for the purpose of justifying rates. Seller agrees to continue to be reasonably available through the Closing Date and for 90 days thereafter, at no charge or cost to Buyer, for consultation with representatives of Buyer with respect to the operation, management and business of the Systems; provided that Seller will not be required to maintain any representative at the Systems. Seller has preserved in confidence, and from and after the date hereof will continue to preserve in confidence, all of the Systems' confidential information and trade and business secrets. No party hereto will make or authorize any public announcement or disclosure relating to the transactions contemplated by this Agreement without first consulting with the other party, except for disclosures necessary, useful or appropriate in order to satisfy the conditions to Closing or as required by law.

           (b) If this Agreement terminates without a Closing, Buyer agrees to return to Seller all written information in Buyer's possession furnished to Buyer by Seller, including copies thereof, and all other materials and tangible media relating to the Systems or Seller. From the date of this Agreement to the Closing Date, or indefinitely hereafter if this Agreement terminates without a Closing, Buyer will preserve in confidence and not disclose, any confidential information of Seller to any third party, except to Buyer's legal, accounting and other advisors, to Buyer's employees and agents, and as otherwise necessary, useful or appropriate in order to take such steps as are necessary or desirable to satisfy the conditions of Closing or as required by law.

     5.3. Period Pending Closing.  Seller covenants and agrees that between the
          ----------------------
date of this Agreement and the Closing Date:

          (a) Seller will:

               (i) pay, when due, all its accounts payable and other debts relating to Seller, the Systems and the Transferred Assets, the failure of which to be paid could adversely affect the Transferred Assets or result in the imposition of an encumbrance upon the Transferred Assets, except such amounts as are being contested diligently and in good faith and for which adequate reserves have been maintained; and

               (ii) promptly give notice to Buyer of the receipt by Seller of any notice of any action, proceeding or investigation with respect to the Systems or the Transferred Assets.

          (b) Seller will not, without Buyer's prior written consent, which consent shall not be unreasonably withheld in the case of Section (i) below:

               (i)   Transfer.  Sell, assign, transfer or convey any of the
                     --------
          Transferred Assets or any portion of the Systems with a book value or sale price of more than $10,000;

               (ii)  Encumbrances.  Subject any of the Transferred Assets or the
                     ------------
          Systems to any security interest, lien, restriction, pledge, charge, adverse claim or encumbrance not set forth in the Schedules hereto as of the date of execution of this Agreement which would not be discharged on or prior to the Closing Date;

               (iii) Maintenance.  Fail to:  (A) keep the Transferred Assets,
                     -----------
          the Systems or the physical plant constituting a part thereof in a current state of repair and operating efficiency, ordinary wear and tear excepted; (B) maintain the level of inventories and supplies of the Systems in accordance with Seller's past practice or otherwise as necessary to the operation of the Systems as heretofore conducted by Seller; or (C) maintain any insurance policies, bond or letter of credit affecting the Transferred Assets or the Systems in effect;

               (iv)  Books and Records.  Fail to currently maintain the books
                     -----------------
          and records relating to the Systems' financial condition, the Transferred Assets or the operation of the Systems, including, but not limited to, books and records relating to subscriber orders, disconnections or complaints;

               (v)    Promotions. Other than as described in Schedule 3.19(d),
                      ----------
          waive the charge for the first month of cable service or installation or grant any other promotion (whether consisting of free or reduced charge for installation or service or otherwise which are not in accordance with Seller's past practices);

               (vi)   Retransmission Consents.  Enter into any agreement with
                      -----------------------
          respect to the retransmission of signals of commercial stations, Buyer's consent to such agreement not to be unreasonably withheld, provided, however, that Buyer shall not be required to consent to any such agreement which would require a payment by Buyer;

               (vii)  Insurability.  Take any action or refrain from taking any
                      ------------
          action if the taking of such action or failure to take such action, respectively, adversely affects the insurability of the Transferred Assets or the Systems; or

               (viii) Other.  Otherwise deal with the Transferred Assets or the
                      -----
          Systems or conduct and manage the Transferred Assets or the Systems in a manner which, when judged in relationship to Seller's past dealings and operations, is extraordinary or outside the usual and ordinary course of routine operation, including, but not limited to, any modifications in Seller's marketing efforts, subscriber services, subscriber relations programs and installations. Seller will use its good faith efforts to preserve the goodwill of suppliers, subscribers and others having business relations with the Systems. Seller shall not make, enter into, modify, amend or allow to lapse or become impaired, any contract, agreement, commitment or other obligation affecting the Systems, the Transferred Assets or any right or obligation to be assigned to or assumed by Buyer, except agreements which are cancelable within 90 days, without penalty, or under which the commitment of Seller does not exceed $20,000 individually or $100,000 in the aggregate.

     5.4. Cooperation.  After the Closing Date, Buyer shall provide Seller and
          -----------
Seller's representatives with reasonable access to the books of account and other records of the Systems and Transferred Assets which are reasonably required or requested by Seller for the preparation of income tax returns and other proper purposes applicable to periods prior to the Closing Date, including, without limitation, any determination of amounts to be paid by one party hereto to another. Seller will provide Buyer and Buyer's representatives with reasonable access to any records or documents pertaining to the Systems and the Transferred Assets which are reasonably required or requested by Buyer for proper purposes and which are retained by Seller and not delivered to Buyer, and if such documents are retained by someone other than Seller, Seller will cause such person(s) to provide Buyer and Buyer's representatives access thereto.

     5.5. Expenses.  Seller agrees to indemnify Buyer and hold Buyer harmless
          --------
against any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees, suffered or incurred by reason of, or arising out of: (i) any law pertaining to bulk sales or transfers of assets or affecting the rights of creditors of Seller (as to which Buyer agrees to waive compliance in consideration of the indemnification agreement of Seller hereunder) or the effectiveness of the sale or transfer of assets as against creditors of Seller; (ii) any sales, use, transfer, documentary, vehicle title transfer, excise or license tax, fee or charge applicable to any of the Transferred Assets, to any part of the Systems or to the transactions consummated hereunder; and (iii) any appraisal rights or other liability owing to any partner of Seller. All other expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement shall be paid by the party incurring such expenses, unless expressly provided otherwise hereunder.

     5.6.  Brokerage.  Seller represents to Buyer that Seller has not utilized
           ---------
any brokerage firm or finder in connection with this transaction, except for Jones Financial Group, Ltd., whose fees will be paid by Seller. Buyer represents to Seller that it has not utilized any brokerage firm or finder with respect to this transaction. Buyer agrees to indemnify Seller and hold Seller harmless against any claim of any person for a broker's or finder's fee or similar compensation relating to this Agreement or the transactions contemplated hereby based on an asserted agreement with Buyer; and Seller agrees to indemnify Buyer and hold Buyer harmless against any such claim based on an asserted agreement with Seller.

     5.7.  Reliance Upon and Survival of Representations and Warranties.
           ------------------------------------------------------------
Notwithstanding any investigation at any time conducted by any of the parties hereto, each party may rely on the representations and warranties of the other party or parties set forth herein or in any Schedule hereto or other instrument or document delivered in connection herewith. Notwithstanding any investigation made, or information obtained, by any party hereto, the representations and warranties contained in this Agreement and in any document delivered at Closing shall survive for a period ending on the date which is one year after the Closing Date, except for representations and warranties set forth in Sections 3.2, 3.3, 3.13, 3.18, 3.20, 4.2 and 4.3, which shall survive for the period of the applicable statute of limitations.

     5.8.  Further Assurances.
           ------------------

           (a) Subject to Section 5.1, Seller and Buyer shall use their good faith commercially reasonable efforts to obtain all necessary approvals, consents, waivers and authorizations from all appropriate governmental authorities, bodies, agencies and persons to the transfer or assignment to Buyer of all rights and obligations contemplated by this Agreement.

           (b) Each party agrees to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as the other party may reasonably request or which are required for the purpose of carrying out this Agreement.

           (c) Seller will maintain all Access Agreements, permits, authorizations, insurance policies, letters of credit currently maintained by Seller in connection with the

     Systems and the Transferred Assets in full force and effect at all times through the Closing Date, and thereafter as and to the extent provided in
     Section 2.5.

           (d) Buyer shall be entitled to participate in any meetings relating to the extension, transfer or assignment of the Franchises, Authorities, Access Agreements, and any Lease. The terms and conditions of the extension, transfer and assignment of the Franchises, Authorities or Access Agreements, or any Lease, or consents thereto and of all requests for the extension, transfer and assignment thereof shall be satisfactory and approved in advance by Buyer, such approval not to be withheld unreasonably. The approvals of the transfer of the Franchises, Authorities, Access Agreements and Leases shall not contain any conditions to their transfer, or changes to the terms of the underlying instruments to which such consents apply, without the advance approval of Buyer, which approval shall not be withheld unreasonably; provided, however, that in no event will the withholding of consent by Buyer to any condition or change that will cause Buyer to incur costs in excess of $8,000 be deemed to be unreasonable. Except as otherwise provided above, nothing herein shall require Buyer or Seller to agree to make any payment as a condition to obtaining any such extension or approval for transfer.

           (e) Seller shall use its good faith efforts to obtain a five (5) year extension with respect to any Franchise which expires within five (5) years after the date hereof, other than the Franchises by which the Systems serve the communities of Chenoa, Pesotum and Rantoul. Any conditions imposed by the franchising authorities to the extension of such Franchises, or changes required by the franchising authorities to the underlying terms of the Franchises in connection with such extensions shall be approved in advance by Buyer and, if so approved, shall be the sole obligation of Buyer; provided, however, that if Buyer does not approve such conditions or changes, and the extensions are not obtained, Seller will be deemed have used its good faith efforts to obtain any such extensions.

           (f) Seller shall use its good faith efforts to obtain a five (5) year extension of the Franchise by which the Systems serve the community of Rantoul (the "Rantoul Franchise") or, if unable to obtain such an extension, shall use its good faith efforts to have the Rantoul Franchise renewed for a term of at least five (5) years on terms and conditions reasonably satisfactory to Buyer and Seller.

     5.9.  Indemnification.
           ---------------

           (a) Seller agrees to indemnify and defend Buyer against and hold Buyer harmless from any loss, claim, damage, liability or expense (including reasonable attorneys' fees): (i) incurred or sustained by Buyer on account of any and all liabilities of Seller, except: (A) the Assumed Obligations (but subject to the terms of Section 2.5), and (B) liabilities and obligations arising or accruing after the Closing Date with respect to the ownership or operation of the Systems or the Transferred Assets which are expressly assumed by Buyer under the Assumption Agreement; (ii) incurred or sustained by Buyer as a result of any misrepresentation or breach of any representation or warranty of Seller under Section 3 or in any Schedule or other instrument or document delivered pursuant hereto; (iii) arising under Sections 5.5 and 5.6 for which Seller is liable thereunder, and (iv) otherwise arising from Seller's breach of this Agreement.

          (b) Buyer agrees to indemnify and defend Seller against and hold Seller harmless from and against any loss, claim, damage, liability or expense (including reasonable attorneys' fees): (i) incurred or sustained by Seller after the Closing Date: (A) under the Assumed Obligations (but subject to the terms and provisions of Section 2.5); and (B) arising out of the ownership or operation of the Systems or the Transferred Assets after the Closing Date; (ii) incurred or sustained by Seller on account of any misrepresentation or breach of any representation or warranty of Buyer included in Section 4 or in any Schedule or other document delivered by Buyer pursuant hereto; (iii) arising under Sections 5.5 and 5.6 for which Buyer is liable thereunder, and (iv) otherwise arising from Buyer's breach of this Agreement.

          (c) No claim for indemnification, damages or other relief under
     Section 5.9(a) or Section 5.9(b) may be brought after the date which is one
     (1) calendar year from the Closing Date, except that: (i) Seller's obligations to indemnify under Section 5.9(a) shall continue and remain in effect with respect to matters covered by Sections 3.2, 3.3, 3.13, 3.18 and
     3.20 for the period of the statute of limitations applicable thereto, including any extensions thereof, and (ii) Buyer's obligations to indemnify under Section 5.9(b) shall continue and remain in effect with respect to matters covered by Section 4.2 and 4.3 for the period of the statute of limitations applicable thereto, including any extensions thereof. In addition, Seller and Buyer shall have no liability under Sections 5.9(a) and 5.9(b), respectively, unless the aggregate amount of losses otherwise subject to its indemnification obligations thereunder exceeds $50,000 (the "Threshold Amount"); provided, however, that when the losses of an indemnified party exceed the Threshold Amount, the indemnifying party shall be liable for the indemnified party's aggregate losses of the Threshold Amount and any losses in excess of the Threshold Amount. All losses shall be computed net of any insurance proceeds received which reduce the losses that would otherwise be sustained, and provided further that in determining the Threshold Amount, the term "material" shall not be applied when used in the representations and warranties of Seller under this Agreement so as to reduce the obligations of Seller under such representations and warranties in an amount which would exceed, in the aggregate, if the word material were not used therein, $5,000. It is further agreed that if Buyer is required to pay any amount with respect to the usage of the pole line system owned by the Village of Rantoul during any period on or before the Closing Date, Seller will indemnify and reimburse Buyer for the amount of such payment, without application of the Threshold Amount.

          (d) Promptly after receipt by a party entitled to indemnification under this Agreement (the "Indemnified Party") of written notice of the assertion or the commencement of any claim, action, suit or proceeding by any person who is not a party to this Agreement (collectively, an "Action") with respect to any matter referred to in Sections 5.9(a) and 5.9(b), the Indemnified Party shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnifying Party") and thereafter shall keep the Indemnifying Party reasonably informed with respect thereto; provided, however, that failure of the Indemnified Party to give the Indemnifying Party notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder. In case any Action shall be brought against any Indemnified Party, the Indemnifying Party shall be entitled to participate in such Action and, at the request of the Indemnified Party, shall assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, at the Indemnifying Party's sole expense. If the Indemnifying Party shall assume the defense of any Action, it shall not settle the litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnified Party, satisfactory to the Indemnified Party, from all liability with respect to such Action.

            (e) Notwithstanding any provision contained herein to the contrary, Seller shall not be deemed to have violated its representations or warranties by virtue of any subscriber claiming ownership of his or her home wiring to the extent permitted by the 1992 Act.

     5.10.  No Negotiation.  Until this Agreement is terminated, Seller agrees
            --------------
not to negotiate or otherwise discuss the sale of the Systems or any interest therein, any possible sale or other transfer of any ownership interest in Seller, or the transactions contemplated hereby, directly or indirectly, with any party other than Buyer other than as may be required, useful or advantageous to obtain any consent or approval contemplated by this Agreement or otherwise to facilitate consummation of the transactions contemplated by this Agreement.

     5.11.  Special Covenants of Seller.  At Closing, Seller will lease its
            ---------------------------
Gibson City office (which is contained in the Excluded Assets) to Buyer on a month to month basis for $1,000 per month for a period determined by Buyer not exceeding three months. In addition, Seller leases the premises occupied by Seller in Rantoul, Illinois, on a month-to-month basis and will renew this lease for a one-year term on terms mutually acceptable to Buyer and Seller.

     5.12.  Employees.  Buyer shall have no obligation to employ any of Seller's
            ---------
employees. Within 60 days after the date of this Agreement, Buyer shall notify Seller of those of Seller's employees which Buyer intends to hire, provided, however, that such notification shall not be deemed to alter the employment at will nature of the relationship between Buyer and any such individual.

Section 6.  Conditions Precedent to the Obligation of Buyer to Close.
---------   --------------------------------------------------------

     The obligation of Buyer to consummate the transactions herein contemplated is subject to the satisfaction at or before the Closing of the following conditions:

     6.1.   Truth of Representations and Warranties.  The representations and
            ---------------------------------------
warranties of Seller included in this Agreement and in each Schedule or other instrument or document delivered hereunder shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties which by their terms relate to a specific date, which shall remain true and correct as of such date). Buyer shall have received a certificate to the foregoing effect dated the Closing Date signed by Seller, together with evidence satisfactory to Buyer that all security interests in and liens, pledges and encumbrances upon the Transferred Assets have been satisfied, terminated and released or will be satisfied, terminated and released simultaneously with the receipt by Seller's lenders of certain portions of the Closing Wire Transfer. Buyer, in its sole discretion, shall have the right to waive compliance with any representation and warranty of Seller and proceed with the Closing.

     6.2.   Performance of Agreements.  Each payment, delivery or other action
            -------------------------
required of Seller under this Agreement, and each agreement of Seller to be performed at or before the Closing under the terms hereof or as contemplated herein, shall have been duly performed. Buyer shall have received a certificate to this effect dated the Closing Date and signed by Seller.

     6.3.   Consents of Third Parties.  Seller shall have obtained and delivered
            -------------------------
to Buyer on the forms set forth in Exhibit D (with respect to Franchises) and
                                   ---------
Exhibit E (with respect to other third parties) or such other forms as are
---------
reasonably satisfactory to Buyer, the consents of the third parties listed in the "Consent" section of Schedule 6.3 and shall have issued notifications to
                         ------------
third parties listed in the "Notices" section of Schedule 6.3 in sufficient time
                                                 ------------
in advance so that any necessary notice period shall have been met (such consents and notices being referred to herein as "Required Consents"); provided, however, that for purposes of this Section 6.3, the consent of the respective utilities with which Seller has pole attachment agreements listed on Schedule
                                                                     --------
6.3 shall be deemed to have been given if, as of the Closing, any such utility
---
is not threatening: (a) to refuse to: (i) consent to the assignment to Buyer of Seller's pole attachement agreement with such utility, or (ii) execute with Buyer a replacement pole attachment agreement in such form as is customarily executed by such utility with cable television companies and which does not contain material changes from the agreement heretofore existing between Seller and the utility, or (b) to order or otherwise compel the removal of the cable plant owned by Seller from such utility's poles. Notwithstanding the foregoing, however, Seller agrees to continue to use Seller's good faith commercially reasonable efforts subsequent to the Closing to complete the transfer to Buyer of any pole attachment agreements not actually transferred to Buyer as of the Closing Date and to pay any costs or fees charged by the applicable utility in connection with such transfers. Without Buyer's consent, the Required Consents shall contain no changes to the underlying documents to which they apply, without the advance approval of Buyer, which approval shall not be withheld unreasonably; provided, however, that in no event will the withholding of consent by Buyer to any condition or change that will cause Buyer to incur costs in excess of $8,000 be deemed to be unreasonable. Except as otherwise provided above, nothing herein shall require Buyer or Seller to agree to make any payment as a condition to obtaining any such extension or approval for transfer.

     6.4.  Opinion of Seller's Counsel.  Seller shall provide to Buyer and
           ---------------------------
Buyer's lenders the favorable opinion, dated the Closing Date, of Elizabeth Steele, general counsel to the general partner of Seller, or other counsel satisfactory to Buyer, substantially in the form attached hereto as Exhibit F.
                                                                    ---------

     6.5.  Opinion of FCC and Copyright Counsel.  Seller shall provide to Buyer
           ------------------------------------
and Buyer's lenders the favorable opinion, dated the Closing Date, of Cole, Raywid & Braverman, FCC and copyright counsel to Seller, or other FCC and copyright counsel satisfactory to Buyer and its lenders, in form and substance satisfactory to counsel for Buyer and its lenders, substantially in the form attached hereto as Exhibit G.
                   ---------

     6.6.  No Adverse Change.  There shall have been no material adverse change
           -----------------
in the Transferred Assets or the financial condition, liabilities or operations of the Systems.

     6.7.  Inventories.  Seller shall deliver to Buyer on the Closing Date
           -----------
inventories of supplies and equipment consistent with those levels maintained as of the date of this Agreement.

     6.8.  No Litigation. There shall be no legal requirement, and no judgment
           -------------
shall have been entered and not vacated by any governmental authority or court of competent jurisdiction in any litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement.

     6.9.  HSR Act Compliance.  All waiting periods under the HSR Act applicable
           ------------------
to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

     6.10. Deliveries.  Seller shall have made or stand willing and able to
           ----------
make all the deliveries to Seller set forth in Section 8.2.

     6.11. Rantoul Franchise.  If Seller has not obtained a five (5) year
           -----------------
extension of the Rantoul Franchise, the Rantoul Franchise shall have been renewed for a term of not less than five (5) years on terms and conditions reasonably satisfactory to Buyer and Seller.

     6.12. Monticello Lease.  The lease for a tower located in Monticello,
           ----------------
Illinois referred to in Schedule 6.3, under "Leases", #5, shall have been
                        ------------
renewed for a five year term on terms mutually acceptable to Buyer and Seller.

Section 7.  Conditions Precedent to the Obligation of Seller to Close.
---------   ---------------------------------------------------------

            The obligation of Seller to consummate the transactions herein contemplated is subject to the satisfaction at or before the Closing of the following conditions:

     7.1.   Truth of Representations and Warranties.  The representations and
            ---------------------------------------
warranties of Buyer included in this Agreement and in any Schedule or other instrument or document delivered by Buyer hereunder shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties which by their terms relate to a specific date, which shall remain true and correct as of such date). Seller shall have received a certificate to this effect dated the Closing Date and signed by Buyer.

     7.2.   Performance of Agreements.  Each payment, delivery or other action
            -------------------------
required of Buyer under this Agreement, and each agreement of Buyer to be performed at or before the Closing under the terms hereof or as contemplated herein, shall have been duly performed. Seller shall have received a certificate to this effect dated the Closing Date and signed by Buyer.

     7.3.   Opinion of Counsel for Buyer.  Buyer shall provide to Seller the
            ----------------------------
favorable opinion of Gallop, Johnson & Neuman, L.C., counsel to Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit H.
                                                           ---------

     7.4.   Consents of Third Parties.  The Required Consents shall have been
            -------------------------
obtained.

     7.5.   No Adverse Change.  There shall have been no material adverse change
            -----------------
in the Transferred Assets or the financial condition, liabilities or operations of the Systems.

     7.6.   No Litigation.  There shall be no legal requirement, and no judgment
            -------------
shall have been entered and not vacated by any governmental authority or court of competent jurisdiction in any litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement.

     7.7.   HSR Act Compliance. All waiting periods under the HSR Act applicable
            ------------------
to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

     7.8.   Deliveries.  Buyer shall have made or stand willing and able to make
            ----------
all the deliveries to Buyer set forth in Section 8.3.

     7.9.   Subscriber Adjustment Amount and Revenue Adjustment Amount.  The sum
            ----------------------------------------------------------
of the Subscribers Adjustment Amount and the Revenue Adjustment Amount, if any, shall be no greater than $800,000.

Section 8.  The Closing.
---------   -----------

     8.1.   Time and Place.  The closing of the transactions contemplated
            --------------
hereunder (the "Closing") shall be held at the offices of Triax Telecommunications Company, L.L.C., 100 Fillmore Street, Suite 600, Denver, Colorado 80206 at 10:00 a.m. on or before May 30, 1997, or at such other time or place as may be agreed to in writing by the parties (the "Closing Date").
Either party may terminate this Agreement without penalty or liability if the Closing has not occurred by July 31, 1997 and such failure is not due to any breach or default by the terminating party.

     8.2.   Deliveries by Seller.  At the Closing, Seller shall execute, where
            --------------------
applicable, and deliver to Buyer:

            (a) Such bills of sale, deeds, assignments, consents and other instruments of conveyance and transfer as may, in the opinion of counsel for Buyer, be required or appropriate in order to effectively vest in Buyer title to, and physical possession of, all of the Transferred Assets;

            (b)  The Assumption Agreement;

            (c) The Indemnity Escrow Agreement;

            (d) All other certificates, instruments, documents, surveys, lists and opinions required to be delivered by Seller under this Agreement;

            (e) Possession of the Systems and the Transferred Assets; and

            (f) All documents, records, files and agreements of Seller relating to the operations or assets of Seller, including all copies thereof, except for the Excluded Assets.

            (g) Such other instruments and documents as Buyer or its counsel may reasonably request, including, without limitation, pay off letters from Seller's lenders indicating that upon receipt of a certain portion of the Closing Wire Transfer, they will release or terminate financing statements filed under the Uniform Commercial Code or otherwise recorded under the laws of any state and any other release or termination of lien and encumbrance requested for the purpose of closing the transactions contemplated by this Agreement.

     8.3.   Deliveries by Buyer.  At the Closing, Buyer shall pay or cause to be
            -------------------
paid or execute and deliver to or on behalf of Seller:

            (a) The Good Faith Deposit, including all interest earned thereon;

          (b)  The Closing Wire Transfer;

          (c) Proof that the Indemnity Escrow Amount and any amount required to be paid into a Reserve Account have been deposited with the Escrow Agent;

          (d)  The Indemnity Escrow Agreement;

          (e)  The Assumption Agreement; and

          (f) All other certificates, instruments, consents, documents and opinions as Seller or its counsel may reasonably request for the purpose of closing the transactions contemplated by this Agreement.

     8.4.   Other Action.  The parties shall take such further actions, execute
            ------------
such additional instruments and documents and make such further deliveries as may be required or desirable to close the transactions contemplated by this Agreement.


Section 9.  Allocation of Purchase Price.
---------   ----------------------------

            The Purchase Price shall be allocated among the Transferred Assets as set forth in Schedule 9. Each of the parties hereto covenants and agrees for
                ----------
purposes of all federal, state and other income tax returns filed: (a) to adopt the allocation of the Purchase Price among the Transferred Assets set forth in
Schedule 9; (b) to execute any forms required by Section 1060 of the Internal
----------
Revenue Code of 1986, as amended; and (c) not to take any position inconsistent therewith upon examination of any such tax return, or in any refund claim, litigation or otherwise.


Section 10. Termination.
----------  -----------

     10.1.  Termination Events.  This Agreement may be terminated and the
            ------------------
transaction contemplated by this Agreement may be abandoned:

            (a)  at any time, by the mutual agreement of Buyer and Seller;

            (b) by either Buyer or Seller, at any time, if the other is in material breach or default of its respective covenants, agreements, or other obligations in this Agreement, or if any of its representations in this Agreement or any document to be delivered at Closing are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, provided that such breach or default is incapable of cure or has not been cured within 15 calendar days after receipt of written notice of such breach, default or misrepresentation from the other party;

          (c) by either Buyer or Seller, upon written notice to the other, if any of the conditions to its obligations set forth in Sections 6 and 7, respectively, shall not have been satisfied on or before July 31, 1997 for any reason other than (i) a breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or (ii) any representations of such party herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects; or

            (d)  as otherwise provided in this Agreement.

     10.2.  Effect of Termination.
            ---------------------

            (a) Costs and Return of Information.  Without limiting any other
                -------------------------------
     provision of this Section 10.2, if the transaction contemplated by this Agreement is terminated and abandoned as provided herein: (i) each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or partners) shall be liable to any other party for any costs, expenses or damages except as expressly specified herein; (ii) each party shall re-deliver all documents, work papers and other materials of the other party relating to the transaction contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (iii) all confidential information received by either party hereto shall be treated in accordance with Section 5.2 hereof; and (iv) neither party hereto shall have any liability or further obligation to the other party to this Agreement except (A) as stated in subparagraphs (ii) and (iii) of this Section 10.2(a), and (B) to the extent applicable, as set forth in Sections 10.2(b) and 10.2(c) below.

            (b) Buyer's Remedies.  If both:  (i) this Agreement is terminated by
                ----------------
     Buyer pursuant to Section 10.1(b), and (ii) Seller is in breach in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein (and Buyer is not in breach in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein), the Deposit and all accrued interest thereon shall be returned to Buyer, and Buyer shall also have (in addition to its right to receive the Deposit and all accrued interest thereon) the right to seek monetary damages from Seller in an amount equal to the Deposit.

            (c) Seller's Remedies. If both: (i) this Agreement is terminated by
                -----------------
     Seller pursuant to Section 10(b), and (ii) Buyer is in breach in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein (and Seller is not in breach in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein), the Deposit and all accrued interest thereon shall be delivered to Seller.

Section 11.  Casualty Losses.
----------   ---------------

             The risk of any loss or damage to the Transferred Assets resulting from fire, theft, or any other casualty (except reasonable wear and tear) shall be borne by Seller at all times prior to the Closing. If any such loss or damage shall be sufficiently substantial so as to preclude and prevent within 30 days after the occurrence of the event resulting in such loss or damage resumption of normal operations of any portion of the Systems or replacement or restoration of the lost or damaged Transferred Assets, Seller shall immediately notify Buyer in writing of its inability to resume normal operations or to replace or restore the lost or damaged Transferred Assets, and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Seller to either (i) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement, or (ii) terminate this Agreement. If Buyer elects to terminate this Agreement, Buyer and Seller shall stand fully released and discharged of any and all obligations hereunder, and the Deposit and all interest accrued thereon shall be returned to Buyer. If Buyer shall elect to consummate the transaction contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage shall be delivered by Seller to Buyer, or the rights thereto shall be assigned by Seller to Buyer if not yet paid over to Seller.


Section 12.  Non-competition.
----------   ---------------

             In consideration of the allocation of $200,000 out of the Purchase Price (the "Non-Competition Payment"), which it is hereby agreed is fair and adequate compensation therefor, Seller shall agree in writing with Buyer at Closing (in the form of Non-Competition Agreement set forth in Exhibit I),
                                                               ---------
effective on and after the Closing Date and for the three (3) year period following the Closing Date, not to engage, directly or indirectly, either personally, or as an owner, employee, partner, associate, officer, manager, agent, advisor, consultant or otherwise in any business which is competitive with the business of Buyer within a five (5) mile radius of the Franchise areas of the Systems. For the purposes hereof, a business will be deemed competitive with the business of Buyer if it involves the development, construction, sale, lease, rental or operation of any cable television system, satellite master antenna television system, multi-point distribution system, low power television system, direct broadcast satellite system or "open video" system, as such terms are generally defined and used in the communications industry; provided, however, that nothing herein shall prohibit Seller from (a) owning securities of any company in amounts which are not more than 5% of the issued and outstanding securities of such company, (b) providing programming and programming-related services to video distributors, provided such services are offered to Buyer on not less favorable terms than those offered to other third parties, or (c) engaging or participating in any telephony, satellite or wireless business that has multi-state distribution capabilities, except that Seller will not purchase or own an interest in an entity which offers wireless services in any geographic area in which a System is operated.

Section 13.  Notices.
----------   -------

             Any notice or other communication required or permitted hereunder shall be sufficiently given if in writing and sent by certified or registered mail, postage prepaid, or by next business day courier service (such as Federal Express) or confirmed telecopy, addressed as follows:

             (a)  If to Seller, addressed to:

                    Cable TV Fund 14-A, Ltd.
                    c/o Jones Intercable, Inc.
                    9697 E. Mineral Avenue
                    Englewood, Colorado 80112
                    Attention:  President
                    Telecopy #:  (303) 790-0533

                  With a copy to:

                    General Counsel
                    Jones Intercable, Inc.
                    9697 E. Mineral Avenue
                    Englewood, Colorado 80112
                    Telecopy #:  (303) 799-1644

             (b)  If to Buyer, addressed to:

                    TRIAX MIDWEST ASSOCIATES, L.P.
                    c/o Triax Telecommunications Company, L.L.C.
                    Attention:  Jay R. Busch, President
                    100 Fillmore Street, Suite 600
                    Denver, Colorado 80206
                    Telecopy #:  303-333-1110

                  With a copy to:

                    Alan G. Johnson, Esq.
                    Gallop, Johnson & Neuman, L.C.
                    16th Floor
                    101 South Hanley Road
                    St. Louis, Missouri  63105
                    Telecopy #:  314-862-1219

or to such other address(es) as Seller or Buyer shall give notice to the other by like means. Any such notice or communication shall be deemed to have been given upon receipt.

Section 14.  Parties in Interest.
----------   -------------------

             Neither party may assign this Agreement or any interest in this Agreement without the prior written consent of the other party; provided that at the Closing Buyer may collaterally assign its interest to the financial institutions who are lenders to Buyer in connection with the transactions contemplated hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.


Section 15.  Entire Agreement.
----------   ----------------

             The Schedules hereto are incorporated in and form an integral part of this Agreement. All understandings and agreements between the parties relating to the subject matter hereof are merged into this Agreement, which fully and completely expresses the agreement of the parties and supersedes any prior agreement or understanding relating to the subject matter hereof, including, without limitation, any letter of intent and related correspondence among the parties.


Section 16.  Governing Law.
----------   -------------

             This Agreement and the agreements and instruments contemplated hereby shall be governed by and construed in accordance with the law of the State of Colorado, without regard to the conflict of law provisions thereof.


Section 17.  Counterparts.
----------   ------------

             This Agreement may be executed in several counterparts, all of which taken together shall constitute one instrument.


Section 18.  Descriptive Headings.
----------   --------------------

             The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 19.  Definitions.
----------   -----------

             Each of the terms set forth in Schedule 19 shall have the meaning
                                            -----------
ascribed to it in the Section of the Agreement referred to in Schedule 19.
                                                              ------------

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              TRIAX MIDWEST ASSOCIATES, L.P.

                              By: TRIAX MIDWEST GENERAL PARTNER, L.P., its Managing General Partner

                              By:   TRIAX MIDWEST, L.L.C., its sole General
                                    Partner


                              By:   /s/ Jay R. Busch
                                    --------------------------------
                                    Jay R. Busch, President

                              CABLE TV FUND 14-A, LTD.

                              By:   JONES INTERCABLE, INC., its General Partner


                              By:   /s/ Elizabeth Steele
                                    --------------------------------
                                    Elizabeth Steele, Vice President